Exhibit 10.2

STRICTLY PRIVATE AND CONFIDENTIAL

DELTA CHARGER HOLDCO B.V.

AND

MONDELĒZ INTERNATIONAL HOLDINGS LLC

AND

CHARGER TOP HOLDCO B.V.

SHAREHOLDERS’ AGREEMENT

RELATING TO CHARGER TOP HOLDCO B.V.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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THIS AGREEMENT is made on

AMONG:

(1)	DELTA CHARGER HOLDCO B.V., a private company with limited liability company incorporated under the laws of the Netherlands, with its registered office at Oosterdoksstraat 80, 1011 DK Amsterdam, the Netherlands and with registered number 60550651 (“Oak”);

(2)	MONDELĒZ INTERNATIONAL HOLDINGS LLC, a limited liability company incorporated in the State of Delaware with its registered office at Three Parkway North, Deerfield, IL 60015, United States of America (“MDLZ”); and

(3)	CHARGER TOP HOLDCO B.V. a private company with limited liability incorporated under the laws of The Netherlands, with its registered office at Oosterdoksstraat 80, 1011 DK Amsterdam, the Netherlands and with registered number 60612568 (the “Company”).

INTRODUCTION:

(A)	On the date of this Agreement, Acorn Holdings B.V., Mondelēz International Holdings LLC and the Company entered into the Global Contribution Agreement for the purpose of setting out their obligations in relation to contributing assets to the Company.

(B)	Following Closing, Oak will hold all of the A Shares and MDLZ will hold all of the B Shares which, subject to the terms of the Global Contribution Agreement and, if it occurs, the contribution of MDLZ’s French coffee business to the Group, will represent 51% and 49% respectively of the entire issued share capital of the Company.

(C)	Oak and MDLZ have agreed to enter into this Agreement for the purpose of regulating the management of the Company and their relationship with each other as shareholders in the Company. This Agreement takes effect on Closing of the Global Contribution Agreement.

IT IS AGREED as follows:

1.	INTEPRETATION

Words and expressions defined in this Agreement shall have the meanings given to them in schedule 14.

2.	THE BUSINESS OF THE GROUP

2.1	Scope and conduct of the Business

2.1.1	The business of the Group (the “Business”) shall be:

(a)	trading green coffee and tea;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)	the development, manufacturing, marketing and sales of:

(i)	roast and ground coffee, whole bean coffee, soluble (instant) coffee, liquid coffee concentrate and combinations of those products (“Coffee Products”) for preparation and consumption of water based coffee drinks (“Coffee”) and, when combined with other liquids (e.g. milk) for preparation and consumption of other beverages that contain Coffee Products as main and/or predominant ingredient and/or flavour (“Coffee Beverages”);

(ii)	loose leaf and sachet tea and combinations of those products (“Tea Products”) for preparation and consumption of water-based tea drinks (“Tea”) and when combined with other liquids (e.g. milk) for the preparation of other beverages that contain Tea Products as the main and/or predominant ingredient and/or flavour (“Tea Beverages”);

(iii)	Coffee Products and Tea Products and chocolate which, in combination with so-called on-demand brewing systems (e.g. Tassimo, Senseo) provide for the preparation of on-demand Coffee and Coffee Beverages or Tea and Tea Beverages or chocolate beverages; and

(iv)	Coffee and Coffee Beverages and Tea or Tea Beverages for ready-to-drink consumption where Coffee Products or Tea Products are the main and/or dominant ingredient and/or flavour component, either carbonated or non-carbonated, in all distribution channels, including retail/fast moving consumer goods, wholesale, out- of- home, coffee shops, instant consumption, modern trade, traditional trade, e-commerce and whether distributed directly or indirectly through distributors or wholesalers; and

(c)	the marketing and sales of on-demand brewing systems including brewers and accessories through direct consumer, online or out-of-home distribution channels and the development and/or manufacturing of the same through third party cooperation.

2.1.2	The scope of the Business shall be worldwide.

2.1.3	The Business shall be conducted in accordance with:

(a)	this Agreement and the Articles;

(b)	the Strategic Plan and the Annual Contract; and

(c)	applicable Law.

2.1.4	The Business shall trade under the name to be agreed between the Shareholders before Closing.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.2	Development of the Business

2.2.1	Each Shareholder and the Company agrees that the business of the Group shall be confined to the Business, unless a change in the Business is approved as a Reserved Matter.

2.2.2	Each Shareholder shall use all reasonable endeavours to promote and develop the Business to the best advantage of the Group and agrees that, save as set out in clause 14, any expansion or development of the Business shall only be carried out through the Group.

2.3	Anti-corruption compliance

2.3.1	Each Shareholder shall not, and shall procure that its Affiliates shall not, and shall use its reasonable endeavours to procure that their respective Agents shall not, in connection with this Agreement or the Business:

(a)	pay, offer, promise, give or authorize, directly or indirectly, the payment of money or anything of value to a Government Official (or any other person at a Government Official’s request or with their assent or acquiescence) intending to:

(i)	influence a Government Official in his official capacity in order to assist a Group Company, a Shareholder or any person in obtaining or retaining business or a business advantage, or in directing business to any third party;

(ii)	secure an improper advantage;

(iii)	induce any such Government Official to use his influence to affect or influence any act, omission or decision of a Government Entity in order to assist a Group Company, the Shareholders or any other person in obtaining or retaining business, or in directing business to any third party; or

(iv)	provide an unlawful personal gain or benefit, of financial or other value, to any such Government Official; or

(b)	otherwise, make any bribe, payoff, influence payment, kickback or other unlawful payment to any person, regardless of the form, whether in money, property or services, to obtain or retain business or to obtain any improper advantage for any Group Company.

2.3.2	The Company acknowledges that it is required to comply with applicable Anti-Bribery Laws and Sanctions Laws. The Company shall, and shall procure that each other Group Company shall, and shall use its reasonable endeavours to procure that their respective Agents shall:

(a)	not take any action, directly or indirectly, which would, or might reasonably be expected to, expose any Shareholder or any of its Affiliates to an offence for violation of any applicable Anti-Bribery Laws or Sanctions Laws;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)	in connection with this Agreement or the Business, not:

(i)	pay, offer, promise, give or authorize, directly or indirectly, the payment of money or anything of value to a Government Official (or any other person at a Government Official’s request or with their assent or acquiescence) intending to:

(A)	influence a Government Official in his official capacity in order to assist a Group Company, a Shareholder or any person in obtaining or retaining business or a business advantage, or in directing business to any third party;

(B)	secure an improper advantage;

(C)	induce any such Government Official to use his influence to affect or influence any act, omission or decision of a Government Entity in order to assist a Group Company, the Shareholders or any other person in obtaining or retaining business, or in directing business to any third party; or

(D)	provide an unlawful personal gain or benefit, of financial or other value, to any such Government Official; or

(ii)	otherwise, make any bribe, payoff, influence payment, kickback or other unlawful payment to any person, regardless of the form, whether in money, property or services, to obtain or retain business or to obtain any improper advantage for any Group Company;

(c)	adopt such accounting standards and procedures as are necessary to ensure that each Group Company makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of such Group Company;

(d)	adopt and maintain a system of internal accounting controls sufficient to ensure that: (i) no off-the books accounts are maintained; (ii) assets are used only in accordance with management directives; (iii) the integrity of financial statements is maintained; (iv) transactions are recorded as necessary to permit each Group Company’s auditor to prepare or appropriately review financial statements in conformity with generally accepted accounting principles in its jurisdiction of organization and to maintain accountability for assets; (v) access to assets is permitted only in accordance with the general or specific authorization of such Group Company’s management, acting in their legitimate capacity as such; (vi) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (vii) there are reasonable assurances that violations of applicable Anti-Bribery Laws and Sanctions Laws will be prevented, detected and deterred; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)	take all appropriate action to cause each Group Company to adopt and implement the Governance Policies.

3.	BOARD OF DIRECTORS

3.1	Management of the Group

The Board shall be responsible for the overall direction and supervision of the business of the Group in accordance with the Strategic Plan, the Annual Contract, the Articles and this Agreement.

3.2	Board composition

3.2.1	The Board shall consist of up to 11 Directors.

3.2.2	The A Shareholder shall be entitled to appoint up to six non-executive A Directors to the Board and to remove any A Director appointed by it from time to time.

3.2.3	The B Shareholder shall be entitled to appoint up to three non-executive B Directors to the Board and to remove any B Director appointed by it from time to time.

3.2.4	The Shareholders shall appoint both the CEO and CFO (but not only one of them) to act as the Management Directors.

3.2.5	The Management Directors shall be tax residents of the Netherlands and a majority of the Directors shall not be resident in the same jurisdiction unless that jurisdiction is the Netherlands or the United States of America.

3.2.6	The Directors at Closing shall be as set out in schedule 3.

3.3	Appointment and removal of Directors

3.3.1	Any appointment or removal of an A Director or a B Director by the A Shareholder or the B Shareholder (as the case may be) shall be made by such Shareholder giving written notice to the Company (with a copy to the other Shareholder). The appointment or removal shall, to the extent permitted by Law, take effect immediately upon receipt of the notice by the Company or such later date specified by the Shareholder in the notice.

3.3.2	If an A Director or a B Director dies, resigns, is removed or retires, the A Shareholder or the B Shareholder (as the case may be) may appoint another Director in accordance with this clause 3.

3.3.3	If at any time the A Shareholder or the B Shareholder ceases to own a single Share or if there is a Step Down in relation to the B Shareholder, the A Shareholder or the B Shareholder (as the case may be) shall promptly procure the resignation of each Director appointed by it or, if there is a Step Down, the relevant number of Directors appointed by it.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.3.4	Any Shareholder who removes a Director appointed by it in accordance with the terms of this Agreement shall indemnify and keep indemnified the other Shareholder and any Group Company on demand against all losses, liabilities and costs which such person may incur arising out of, or in connection with, any claim by such Director for wrongful or unfair dismissal, redundancy or otherwise arising out of such Director’s ceasing to hold office.

3.3.5	The Shareholders (following the recommendation of the Board) may remove a Management Director at any time and must remove a Management Director if he ceases to be CEO or CFO (as the case may be). No Management Director may vote on his own appointment or removal. If the CEO or CFO is removed from the Board, the Shareholders (following the recommendation of the Board) shall appoint his successor (nominated in accordance with clause 5.1.2) to the Board.

3.4	Chairman

3.4.1	The A Shareholder shall be entitled to appoint and remove any A Director as the Chairman of the Board (the “Chairman”) by giving written notice to the Company (with a copy to the B Shareholder).

3.4.2	The Chairman at Closing shall be as set out in schedule 3.

3.4.3	The Chairman shall preside at any Board meeting at which he is present and shall be responsible for administering the work of the Board so as to ensure good order without favouring any of the Directors or Shareholders or any particular proposal and to afford all Directors an opportunity to participate fully.

3.4.4	If the Chairman for the time being is unable to attend any Board meeting, a majority of the A Directors attending such meeting shall be entitled to appoint one of their number to act as chairman at such meeting only.

3.5	Subsidiary boards

Unless required by local Law or regulation or the terms of any collective bargaining agreement, the directors of the boards of all other Group Companies shall comprise Directors, members of the Executive Team or employees of the Group, in each case who are suitably qualified and competent for the position.

3.6	Committees

3.6.1	Subject to applicable Law, Directors may delegate any of their powers to a committee of the Board constituted under this clause 3.6, save for the power to resolve on a Reserved Matter or a Board Authority Matter.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.6.2	Subject to clause 3.6.4, the Board shall determine the composition of any such committee as they see fit, save that:

(a)	the A Shareholder shall be entitled to appoint at least one Director to each such committee, and to remove any such appointment from time to time, by giving written notice to the Company (with a copy to the B Shareholder); and

(b)	the B Shareholder shall be entitled to appoint at least one Director to each such committee, and to remove any such appointment from time to time, by giving written notice to the Company (with a copy to the A Shareholder).

3.6.3	The voting and quorum requirements for meetings of any such committees shall be the same as for Board meetings. Each committee member will have one vote each.

3.6.4	The Audit Committee and Compensation Committee shall be comprised of Directors. The initial composition of the committees at Closing shall be as set out in parts A and B respectively of schedule 4. The Shareholders intend no change to the composition of these committees for the first 12 months following Closing. The Audit Committee and Compensation Committee shall have the terms of reference set out in parts A and B respectively of schedule 4.

3.6.5	The A Shareholder shall be entitled to appoint and remove any Director as the chairman of the Compensation Committee by giving written notice to the Company (with a copy to the B Shareholder).

3.6.6	The B Shareholder shall be entitled to appoint and remove any Director as the chairman of the Audit Committee by giving written notice to the Company (with a copy to the A shareholder).

3.7	Remuneration and expenses of Directors

The Directors shall be entitled to receive reasonable fees for acting in their capacity as such and for sitting on committees in equal amounts (except that the Chairman and the chairman of the Audit Committee and the Compensation Committee may receive a higher amount for serving as such) and to repayment of reasonable expenses but otherwise shall not be entitled to receive any remuneration by way of salary, commission, fees or otherwise in relation to the performance of their duties as Directors.

3.8	Directors’ insurance and indemnity

3.8.1	The Company shall maintain adequate directors’ and officers’ liability insurance for the benefit of the Directors.

3.8.2	The Company shall provide the Directors with the benefit of an indemnity against any liability which the Directors may incur in relation to the Group to the extent permitted by applicable Law.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.9	Secretary

The Board may, in its discretion, appoint an individual to act as secretary to the Board to assist the Chairman and the Board with such administrative matters as the Chairman or the Board, as applicable, deem appropriate.

4.	PROCEEDINGS OF DIRECTORS

4.1	Convening Board meetings

4.1.1	The Directors shall hold Board meetings at least four times in each Financial Year and at least once every fiscal quarter (“Quarterly Meetings”).

4.1.2	At any time any Director may request the Chairman to convene a Board meeting and such meeting shall be convened in accordance with clauses 4.2.2 and 4.2.3 as soon as practicable following receipt of such request.

4.1.3	Board meetings will be held in locations so that the effective place of management of the Company is the Netherlands and to avoid the risk of the Company being treated as a taxable resident of any other jurisdiction or creating a taxable presence of the Company in any other jurisdiction. In particular, the parties will comply with the terms of any relevant Dutch ruling addressing the effective place of management of the Company.

4.2	Notice of Board meetings

4.2.1	The dates for Quarterly Meetings shall be fixed and communicated to the Directors as early as possible, but not later than 9 months in advance.

4.2.2	At least 10 Business Days’ written notice shall be given to each Director of other Board meetings unless (a) clause 4.3.2 applies, (b) each of the Directors approves a shorter notice period, or (c) the Chairman determines, acting reasonably, that there is a significant and time sensitive matter that requires shorter notice to be given, in which case the Chairman may convene a meeting (a “Short Notice Meeting”) by giving at least 24 hours’ written notice to each other Director.

4.2.3	An agenda identifying in reasonable detail the matters to be discussed at a Board meeting together with copies of any relevant papers to be discussed at the meeting shall be provided to each Director, if practicable, at the same time as notice is given of such meeting and otherwise at least 7 days prior to the date on which the meeting is to be held. In the case of a Short Notice Meeting, the notice convening the meeting shall set out in as much detail as possible the reasons for the meeting. If any matter is not identified in reasonable detail, the Directors shall not decide on it, unless all the Directors agree.

4.2.4	Notice of meetings, the agenda and copies of any relevant papers may be delivered to the Directors by email, unless and until any Director instructs the Company otherwise with respect to delivery to him.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.3	Quorum at Board meetings

4.3.1	No business shall be transacted at any meeting of the Board unless a quorum is present at the time when the meeting proceeds to business and remains present during the transaction of such business. Subject to clause 4.4, the quorum for transacting business at any Board meeting shall be at least one A Director and at least one B Director. A Director shall be regarded as present for the purposes of a quorum if represented by an attorney appointed in accordance with clause 4.6.

4.3.2	If a quorum is not present at a duly convened Board meeting, the meeting shall be adjourned to another date by notice given in accordance with clause 4.2, except that in this case, only 5 Business Days’ notice of the adjourned meeting needs to be given. The quorum at such adjourned meeting shall be as set out in clause 4.3.1.

4.4	Voting at Board meetings

Subject to clause 4.5, on any vote on a resolution of the Directors, two B Directors will have one vote each and one B Director will have two votes (which, if cast, must be cast together and cannot be split) and each A Director and Management Director will have one vote. Subject to the specific requirements in clause 6 relating to Reserved Matters (a) resolutions of the Directors shall be decided by simple majority vote, calculated in accordance with the preceding sentence and (b) if a vote of the Directors is tied, the Chairman (or the Director acting as chairman at the relevant meeting in accordance with clause 3.4.4) will have a casting vote.

4.5	Conflict of interest

4.5.1	In respect of any right of action by the Company or any other Group Company against the Shareholder who appointed him or any of its Affiliates or any right of action by the Shareholder who appointed him or any of its Affiliates against the Company or any other Group Company, a Director shall not be entitled to receive board papers, attend or be counted in the quorum or vote at a Board meeting on any resolution in respect of any such matters unless otherwise agreed in writing by the Shareholder that did not appoint him.

4.5.2	A Management Director shall not be entitled to vote at a Board meeting on any resolution relating to (a) his appointment or removal from the Board or (b) his own remuneration.

4.6	Power of attorney

Any Director shall be entitled to authorise any other Director, at any time, to act on his behalf by the appointment of such other Director as his attorney under a specific power of attorney. Any such appointment shall be confirmed in writing (which can be by email) to the Company.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.7	Participation in Board meetings

The intention is that Quarterly Meetings will be held in person and other Board meetings will be held in person wherever this is practicable. That said, a Director (or his attorney) may participate in a Board meeting by means of a conference telephone or similar form of communications equipment which allows all persons participating in the meeting to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in the quorum and entitled to vote. Taking into consideration clause 4.1.3, if all the Directors participating in the meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is (but in no event shall a Board meeting be treated as taking place in the United States of America).

4.8	Written resolution of Directors

4.8.1	At least 5 Business Days’ written notice of a proposed Directors’ written resolution without a meeting of the Board shall be given to each Director, unless each of the Directors approves a shorter notice period. Such notice shall be accompanied by relevant papers no less detailed than those which would be provided in advance of a Board meeting in accordance with clause 4.2.

4.8.2	A Directors’ written resolution is adopted when the requisite voting majority of Directors (determined in accordance with clause 4.4) have signed one or more copies of it. A written resolution signed by an attorney appointed in accordance with clause 4.6 need not also be signed by his appointor and, if it is signed by his appointor, it need not be signed by the attorney in that capacity.

4.8.3	Once a Directors’ written resolution has been adopted, it shall be treated as if it had been a decision taken at a Board meeting in accordance with this Agreement.

4.9	No breach of duty

A Director shall not be in breach of his duties to the Company by reason of his acting in accordance with this clause 4.9 or otherwise in accordance with the terms of this Agreement and the Articles. Accordingly, each Shareholder authorises each Director:

4.9.1	to act as a Director notwithstanding his appointment by a Shareholder for the purposes of representing such Shareholder’s interests and monitoring and evaluating its investment in the Company and the Group;

4.9.2	to receive and deal with Confidential Information and other documents and information relating to any Group Company or its business or assets and to use and apply such information in representing the interests of the Shareholder that appointed him;

4.9.3	to disclose any Confidential Information to any director, officer or employee of any Shareholder that appointed him or any director, officer or employee of its Shareholder Group Entities to the extent necessary for the purposes of monitoring and evaluating such Shareholder’s participation in the Company and the Group; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.9.4	to keep confidential any information relating to the Shareholder that appointed him or any of its Affiliates that is subject to obligations of confidence and which such Shareholder is not otherwise obliged to disclose to the other Shareholder or any Group Company pursuant to the terms of this Agreement and not to use or apply such information in performing his duties to the Company or any Group Company.

5.	THE EXECUTIVE TEAM

5.1	Appointment of the Executive Team

5.1.1	It is intended that the Executive Team at Closing shall be as set out in schedule 5.

5.1.2	The appointment or removal of the Executive Team after Closing shall be determined by the Board, in accordance with the following:

(a)	in relation to the appointment of a new CEO in his capacity as an officer of the Company, the A Shareholder shall have the right to submit to the Board a shortlist of suitably qualified and competent candidates for the appointment of the CEO, and the Board will appoint a CEO from that list. If the Board cannot resolve upon an appointment from the shortlist, the A Shareholder shall submit revised shortlists from which the CEO shall be appointed;

(b)	in relation to the appointment of a new CFO in his capacity as an officer of the Company, the B Shareholder shall have the right to submit to the Board a shortlist of suitably qualified and competent candidates for the appointment of the CFO, and the Board will appoint a CFO from that list. If the Board cannot resolve upon an appointment from the shortlist, the B Shareholder shall submit revised shortlists from which the CFO shall be appointed; and

(c)	in relation to the appointment of any other member of the Executive Team, the Board will cooperate to create a shortlist of candidates taking into account recommendations from both the A and B Shareholders, and the Board will appoint a candidate from that list.

5.2	Responsibilities of the Executive Team

Subject to the Reserved Matters and the Board Authority Matters, the Board may delegate to the Executive Team the power to manage and administer the day-to-day activities of the Group in accordance with the Strategic Plan, the Annual Contract, the Articles and this Agreement under the overall direction and supervision of the Board.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.3	Remuneration of the Executive Team

The Board shall agree on a remuneration policy for the Executive Team having regard to the recommendations of the Compensation Committee. The Executive Team and other senior employees of the Group shall be incentivised (among other things) on the basis of the Group’s performance against the Annual Contract and, save for any Existing External Benefits, shall not receive any remuneration or benefit of whatever nature from any of the Shareholders or their respective Affiliates without the prior consent of the Board. The Management Directors shall not be entitled to vote on their own remuneration.

5.4	Oversight of Governance Policies

5.4.1	The Board shall cause the CFO to submit to the Board a shortlist of suitably qualified and competent candidates for the appointment of a person who is knowledgeable regarding the implementation and operation of the Governance Policies (the “Compliance Officer”).

5.4.2	The Compliance Officer shall have the duties and responsibilities set out in part C of schedule 4.

6.	RESERVED MATTERS AND BOARD AUTHORITY MATTERS

6.1	The Company shall not take, and shall procure that no other Group Company takes, any action in respect of any Reserved Matter without either:

6.1.1	the prior approval of the Board given by way of a Board resolution adopted at a validly convened Board meeting, with a majority of the A Directors and a majority of the B Directors voting in favour; or

6.1.2	the prior written approval of a majority of the A Directors and a majority of the B Directors, given by way of a Board written resolution adopted in accordance with clause 4.8.

6.2	Each Reserved Matter shall be considered and, if thought fit, approved independently of each other Reserved Matter. Approval of a Reserved Matter constituted by a proposal shall not constitute approval of another Reserved Matter constituted by the same proposal.

6.3	If a Reserved Matter or other action approved by the Board in accordance with this Agreement also requires the approval of Shareholders under applicable Law, the Company and the Shareholders shall procure that a Shareholder meeting is convened or a Shareholders’ written resolution is passed as soon as reasonably practical following approval of the Reserved Matter by the Board in accordance with clause 6.1 and each Shareholder undertakes to use its voting rights to give effect to the Reserved Matter so approved.

6.4	Schedule 2 contains a non-exhaustive list of actions by a Group Company which must be considered by the Board of the Company at a duly convened Board meeting (“Board Authority Matters”).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.5	In determining whether a matter is a Reserved Matter or a Board Authority Matter, a series of related transactions shall be construed as a single transaction, and any amounts involved in the related transactions shall be aggregated.

7.	DEADLOCK

7.1	Deadlock

7.1.1	A deadlock (a “Deadlock”) shall have occurred if a bona fide proposal in respect of any Reserved Matter has not been approved in accordance with clause 6.1 and the A Shareholder or the B Shareholder (as the case may be) notifies the other in writing that it regards such proposal (the “Deadlock Matter”) as not having been agreed and that a Deadlock has arisen (a “Deadlock Notice”).

7.1.2	While a Deadlock exists, each Shareholder shall exercise all such rights and powers as are available to it to enable the Group to continue operating in the ordinary course of its business and in accordance with the terms of this Agreement, provided that no action shall be taken in relation to the matter which is the subject of the Deadlock, save as contemplated by clause 7.2.

7.2	Escalation

7.2.1	Following the giving of a Deadlock Notice, the A and B Shareholders shall immediately refer the Deadlock Matter to:

(a)	in the case of the A Shareholder, the chairman, senior partner or chief executive officer of the JAB Holding Company Group as notified by the A Shareholder to the B Shareholder from time to time. At Closing, the A Shareholder Escalation Representative shall be Olivier Goudet; and

(b)	in the case of the B Shareholder, the chief executive officer of Mondelēz International, Inc. from time to time,

(together, the “Escalation Representatives”).

7.2.2	The Escalation Representatives shall, for a period of 20 Business Days starting on the Business Day after the date on which the Deadlock Notice was given (the “Deadlock Resolution Period”), attempt in good faith to resolve the Deadlock.

7.2.3	If the Escalation Representatives resolve the Deadlock Matter within the Deadlock Resolution Period, the Shareholders shall procure (in so far as they are able) that the Company acts and, if relevant, the Company shall procure that any other Group Company acts, in accordance with the instructions given by the Escalation Representatives.

7.2.4	Subject to clause 16.7.6, if the Escalation Representatives fail to resolve the Deadlock Matter within the Deadlock Resolution Period, the Company shall not take any action relating to the Deadlock Matter and this Agreement shall continue to apply in accordance with its terms.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.	SHAREHOLDER MEETINGS

All Shareholder meetings shall take place in accordance with applicable Law and the Articles.

9.	STRATEGIC PLAN AND ANNUAL CONTRACT

9.1	Schedule 11 contains (a) the contents requirements for the Strategic Plan and the Annual Contract and (b) the schedule for delivery of drafts and approval by the Board.

9.2	The Management Directors shall provide an update of the Group’s performance against the Annual Contract at each Quarterly Meeting.

10.	ACCOUNTING AND REPORTING

10.1	Accounting principles

The Company shall prepare its financial statements (including its consolidated financial statements) and management accounts in accordance with IFRS and shall procure that the financial statements are reviewed and audited in accordance with IFRS.

10.2	Reporting to the Shareholders

In addition to any information and reporting rights in the Tax Matters Agreement, the Company shall supply the Shareholders with the items listed in part A of schedule 6 in accordance with the deadlines set out therein and, on a timely basis, such other information as MDLZ may reasonably require in order to comply with the public disclosures described in part B of that schedule or to meet its or its Affiliates’ respective audit requirements.

10.3	Access to information

10.3.1	Each Shareholder and its authorised representatives shall be allowed access at all reasonable times to examine (and at its expense to take copies of) the books and records of the Group and to discuss the Business and affairs of the Group with the Executive Team and other relevant employees of the Group.

10.3.2	Each Shareholder reserves the right to undertake an audit of any Group Company (including to investigate compliance with Anti-Bribery Laws and Sanctions Laws) at its own cost, either by its own internal audit staff or by external advisers. Such Shareholder shall give the Company at least 10 Business Days’ written notice of its intention to carry out such an audit. The Company shall procure that each Group Company co-operates with any audit required by a Shareholder pursuant to this clause 10.3.2.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.	GROUP FUNDING

Neither Shareholder shall be obliged or required to provide any funding in addition to that set out in the Global Contribution Agreement, or to provide any undertaking, covenant, guarantee or performance bond or any other recourse to a Shareholder, in respect of or pursuant to any financing arrangement of the Group.

12.	DIVIDEND POLICY

12.1	Subject to the requirements of applicable Law and any restrictions contained in definitive credit documents entered into in connection with the Closing Debt Documents and any other financing or refinancing permitted hereunder, the Company shall distribute to the Shareholders no later than six months after the end of each Financial Year following Closing at least:

12.1.1	€175 million x (N/365) with respect to the first Financial Year, where N is the number of days from (but excluding) the date on which Closing occurs to (and including) 31 December in that year;

12.1.2	€200 million with respect to the second Financial Year;

12.1.3	€225 million with respect to the third Financial Year; and

12.1.4	40% of the Net Operating Profit with respect to each subsequent Financial Year,

(the “Dividend Policy”).

12.2	Subject to the provisions of the Tax Matters Agreement, the Company shall procure (so far as it is able) and the Shareholders shall procure (so far as they are able) that:

12.2.1	the amount of dividends to be distributed by each Group Company (other than the Company) is such amount that is permitted by applicable Law in order to allow the Company to meet its obligations under clause 12.1; and

12.2.2	all resolutions for the declaration or payment of dividends or other payments consistent with this clause 12 are duly passed.

12.3	In the event that payment of a dividend in connection with this clause 12 would result in a material tax liability for the A Shareholder, the B Shareholder or the Company, the Company and the A and B Shareholders will work together to determine an alternative payment method.

13.	OTHER POLICIES

The Group will be managed in a way that is consistent in all material respects with the Governance Policies. The amendment of any Governance Policy is a Reserved Matter.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.	COVENANTS—NON-COMPETE AND NON-SOLICITATION

14.1	Subject to clause 14.3, each Shareholder shall not (and shall procure that its Affiliates shall not), without the prior written consent of the A and B Shareholders, either alone or jointly with, through or as adviser to, or agent of, or manager for, any person, directly or indirectly:

14.1.1	carry on or be engaged, concerned or interested in or assist a business which competes, directly or indirectly, with the Business as carried on at any time during the term of this Agreement (unless otherwise agreed by the Shareholders);

14.1.2	do or say anything which is harmful to the goodwill or reputation of the Business or any Group Company or which could reasonably lead a person who is dealing or has at any time during the term of this Agreement dealt with the Business or any Group Company to cease to deal with the Business or any Group Company on substantially equivalent terms to those previously offered or at all.

14.2	The restrictions contained in clause 14.1 shall apply to a Shareholder and its Affiliates until the end of the period of two years from the date on which such Shareholder ceases to be a party to this Agreement.

14.3	Nothing contained in clause 14.1 shall preclude or restrict a Shareholder or any of its Affiliates from:

14.3.1	subject to clause 14.4, acquiring control of a company or business which has as an incidental part of its activities an activity which would be prohibited by this clause (a “Competing Business Portion”);

14.3.2	holding not more than 5% of the issued share capital of any company which competes with the Business whose shares are listed on a recognised stock exchange;

14.3.3	offering any service or goods similar to those previously supplied as part of the Business but subsequently discontinued and not supplied by any Group Company at the time when the similar service or goods are offered;

14.3.4	continuing to carry on or be engaged, concerned or interested in any business or person that, prior to a change in the scope of the Business agreed in accordance with this Agreement, did not compete with the Business, but thereafter competes with the Business as a result of such modification;

14.3.5	in the case of Oak and its Affiliates, (i) conducting the business of Peet’s Coffee & Tea Inc. and its subsidiaries in the retail/fast moving consumer goods/out of home channels in the United States of America, Canada and Mexico and (ii) operating Coffee Shops anywhere in the world;

14.3.6	in the case of MDLZ and its Affiliates, the development, manufacturing, marketing and sales of chocolate beverages through multiple delivery systems, including on-demand brewing systems;

14.3.7	in the case of MDLZ and its Affiliates, conducting the business of Ajinomoto General Foods, Inc. in Japan and Dong Suh Foods Corporation and their respective subsidiaries in South Korea in the ordinary course, if in accordance with the terms of the Global Contribution Agreement they do not transfer to the Group; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.3.8	in the case of MDLZ and its Affiliates, prior to the French Closing, conducting any activities in the Republic of France and the French overseas territories that would compete with the Business.

14.4	Acquisitions of a Competing Business Portion

If a Shareholder or any of its Affiliates (the “Acquiring Shareholder”) acquires control of a company or business with a Competing Business Portion, it shall offer to sell the Competing Business Portion to the Company at fair market value. If the Board, excluding for the purposes of voting only any Directors appointed by the Acquiring Shareholder, chooses not to buy the Competing Business Portion, the Acquiring Shareholder shall as soon as reasonably practicable sell, or procure that its Affiliate sells, it to a third party except to the extent that the Competing Business Portion is an Excluded NA Business.

14.5	Other Interests

14.5.1	The Shareholders acknowledge that each of them or their Affiliates own businesses outside of their investment in the Group (each, a “Non JV Business”) and each Shareholder undertakes, either directly or indirectly, not to share any commercially sensitive information in relation to any Non JV Business with the other or a Group Company and not to share any commercially sensitive information relating to any Group Company with any Non JV Business. In the event that this Agreement is amended to permit a Shareholder to compete with the Business as an exception to the prohibitions in clause 14.1, the Shareholders and the Company acknowledge and agree that this Agreement will need to be further amended to ensure that adequate antitrust compliance and information sharing procedures are put in place.

14.5.2	Nothing in clause 14.1 shall preclude Olivier Goudet, one of the non-executive Board members appointed by Oak, from holding a non-executive board position at Mars Incorporated. However, Oak undertakes that it has obtained written confirmation from Olivier Goudet that he shall not (a) share any commercially sensitive information in relation to the Business in connection with the performance of his/her duties as a member of the board of Mars Incorporated; and (b) share any commercially sensitive information in relation to the coffee or tea business of Mars Incorporated in connection with the performance of his duties as a member of the Board.

14.6	New Opportunity

14.6.1	If a Shareholder identifies or becomes aware of any opportunity relevant to the Business in the territory referred to in clause 2.1.2 which is not expressly carved out by clause 14.3 (the “New Opportunity”), then (unless it considers that the New Opportunity does not merit consideration by the Company) the relevant Shareholder (the “Referring Shareholder”) shall notify the Board in writing with reasonable details as to the nature of the New Opportunity as soon as reasonably practicable and, in any event, before any material negotiations commence with any third party.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.6.2	If the Board, excluding for the purposes of voting only any Directors appointed by the Referring Shareholder, chooses to pursue the New Opportunity (subject always to the requisite approval if the New Opportunity is a Reserved Matter), the Shareholders shall procure that the Group uses all reasonable endeavours to implement the New Opportunity as soon as reasonably practicable.

14.6.3	If (i) a Shareholder considers that a New Opportunity does not merit consideration by the Company or (ii) the Board (a) chooses to pursue the New Opportunity, but does not enter into a transaction within six months or (b) chooses not to pursue the New Opportunity, then neither Shareholder, nor any Affiliate, shall be entitled to proceed on its own with such New Opportunity except to the extent that the New Opportunity relates to an Excluded NA Business.

14.7	Non-solicitation

14.7.1	Each Shareholder undertakes to the other and to the Company that for a period of 2 years from Closing it shall not (and shall procure that its Affiliates shall not), without the prior written consent of the other Shareholder, directly or indirectly engage or employ, or solicit or contact with a view to his engagement or employment by another person, a person who is or has at any time during the term of this Agreement or in the 6 months prior to the date of Closing been a director, officer, employee or manager of the Business or any Group Company where the person in question either has Confidential Information or know how or would be in a position to exploit the Business’ or Group’s trade connections.

14.7.2	The Company undertakes to each Shareholder that for a period of 2 years from Closing it shall not, without the prior written consent of the relevant Shareholder, either alone or jointly with, through or as adviser to, or agent of, or manager for, any person, directly or indirectly, engage or employ, or solicit or contact with a view to his engagement or employment by another person, a person who is or has at any time during the term of this Agreement or in the 6 months prior to the date of Closing been a director, officer, employee or manager of a Shareholder, except in accordance with the provisions of the Global Contribution Agreement.

14.7.3	Nothing in this clause 14.7 shall prohibit a party from engaging or employing any person who has responded to a bona fide recruitment advertisement not specifically targeted at that person.

14.8	Each undertaking in this clause 14 constitutes an entirely separate undertaking. If one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to be valid and effective.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.9	The Shareholders consider that the restrictions contained in this clause 14 are reasonable, but if any such restriction shall be found to be void or ineffective but would be valid and effective if any part of it were deleted or the period or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

15.	TRANSFERS OF SHARES

15.1	Restrictions on transfers prior to an Initial IPO

Except as otherwise permitted pursuant to clause 15.2, prior to an Initial IPO no Shareholder shall do, or agree to do, directly or indirectly, any of the following without the prior written consent of the other Shareholders unless the proposed transferor is the A Shareholder or the B Shareholder in which case consent shall only be required from the other one:

15.1.1	sell, assign, transfer or otherwise dispose of, or grant any option over, any of its Shares or any legal or beneficial interest in any of its Shares;

15.1.2	create or permit to subsist any Encumbrance over any of its Shares or any interest in any of its Shares;

15.1.3	create any trust in respect of or confer any interest in any of its Shares or any interest in any of its Shares;

15.1.4	direct (by way of renunciation or otherwise) that another person should, or assign any right to, receive any Share or any interest in that Share; or

15.1.5	enter into any agreement, arrangement or understanding in respect of the votes or the right to receive dividends or any other rights attached to any of its Shares.

15.2	Permitted transfers

Subject to compliance with clause 17, prior to an Initial IPO, a Shareholder may transfer its Shares:

15.2.1	to a Shareholder Group Entity in accordance with clause 15.3;

15.2.2	after the third anniversary of Closing, in accordance with clauses 15.4 to 15.6 (if applicable); and

15.2.3	in accordance with clause 16 (if applicable) following the occurrence of an Exit Event.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.3	Transfers to Shareholder Group Entities

15.3.1	A Shareholder may transfer all (but not only some) of its Shares to a Shareholder Group Entity at any time on giving prior written notice to the other Shareholders, copied to the Company, provided that:

(a)	in the case of the A Shareholder, such transfer would not cause a deemed termination and reformation of a partnership for US tax purposes, unless:

(i)	the A Shareholder has consulted with the B Shareholder and the B Shareholder has determined in its reasonable judgement that the transfer would not have a material adverse impact on the B Shareholder; or

(ii)	the A Shareholder indemnifies the B Shareholder for any US tax paid as a result of such termination and reformation;

(b)	the transferee shall first have entered into a Deed of Adherence in the form set out in schedule 8;

(c)	if the transferee ceases to be a Shareholder Group Entity, the transferee shall prior to such cessation transfer all the Shares held by it to the transferring Shareholder or to another Shareholder Group Entity in accordance with and as permitted by this Agreement; and

(d)	the transferring Shareholder shall procure that the Shareholder Group Entity to whom Shares are transferred in accordance with this clause 15.3.1 complies with the terms of this Agreement.

15.3.2	Following a transfer to a Shareholder Group Entity in accordance with this clause 15.3 any references in this Agreement to Shares held by a Shareholder shall be deemed to be a reference to Shares held by the Shareholder Group Entity to whom it has transferred Shares in accordance with this clause 15.3.

15.4	Transfers after third anniversary of Closing

15.4.1	After the third anniversary of Closing:

(a)	the B Shareholder may invoke the provisions of clause 15.5 (a “ROFO Process”);

(b)	the A Shareholder may invoke the provisions of clause 15.6 (an “IPO Process”).

15.4.2	The B Shareholder may also invoke an IPO Process in the circumstances set out in clause 15.5.5.

15.4.3	Once a Shareholder has initiated a ROFO Process or an IPO Process (an “Initial Process”), the other Shareholder may not serve a competing notice or a Default Notice:

(a)	if the Initial Process is a ROFO Process, before the date which is 15 Business Days after the first to occur of (i) expiry of the Offer Period (if no Offer is made) and (ii) the date on which a Response Notice is given (or deemed to be given) which constitutes a rejection of an Offer; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)	if the Initial Process is an IPO Process, before the date which is 15 Business Days (if the competing notice is a Default Notice) or 3 months (if the competing notice is a ROFO Notice or an IPO Notice) after the first to occur of (i) expiry of the Consideration Period if no IPO Acceptance Notice is given and (ii) the date of a Termination Notice.

15.4.4	For the avoidance of doubt, any IPO Process is with respect to a listing of a Shareholder’s Shares only. Any issuance of new Shares in connection with an IPO shall be a Reserved Matter.

15.4.5	Following an Initial IPO, the provisions of clauses 15.1 to 15.6 shall no longer apply and clause 15.7 shall apply.

15.5	Right of First Offer Process

15.5.1	Subject to clause 15.4, if the B Shareholder wishes to transfer its Shares (the “Sale Shares”) it shall serve a written notice (a “ROFO Notice”) on the A Shareholder.

15.5.2	Within [ * * * ] Business Days of the date of the ROFO Notice (the “Offer Period”), the A Shareholder may by notice in writing to the B Shareholder (an “Offer”) make a bona fide offer to acquire all of the Sale Shares. The Offer must set out the price per Sale Share (the “Offer Price”) and any other terms on which the A Shareholder offers to acquire the Sale Shares. Once made, an Offer shall be irrevocable and binding and shall be accepted or rejected by the B Shareholder in accordance with clause 15.5.3.

15.5.3	Within [ * * * ] Business Days of the date of the Offer (the “Acceptance Period”), the B Shareholder must inform the A Shareholder in writing (a “Response Notice”) whether it accepts or rejects the Offer. Failure to deliver a Response Notice within the Acceptance Period will be deemed a rejection of the Offer.

15.5.4	If the Response Notice constitutes an acceptance of the Offer, it shall also state the date, place and time on which the sale and purchase of the Sale Shares shall be completed, which shall not be earlier than [ * * * ] Business Days after the date of the Response Notice. The sale and purchase of the Sale Shares shall take place in accordance with clause 17.

15.5.5	If no Offer is made, or a Response Notice is given (or deemed to be given) which constitutes a rejection of an Offer, the B Shareholder shall not be entitled to transfer its Shares but shall be entitled:

(a)	to serve an IPO Notice under clause 15.6 within [ * * * ] Business Days of the expiry of the Offer Period (if no Offer is made) or the date on which a Response Notice of an Offer is given (or deemed to be given) which constitutes a rejection; or

(b)	invoke a further ROFO Process, provided that only one ROFO Notice may be served per Quarter.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.5.6	The A Shareholder may, by written notice to the B Shareholder, assign any rights it has under this clause 15.5 to the Company and in this event the Company agrees to be bound by the provisions of this clause 15 as if it were the A Shareholder. For the avoidance of doubt, any acquisition of Shares by the Company in accordance with this clause 15.5 will not require approval as a Reserved Matter.

15.6	IPO Process

15.6.1	Subject to clause 15.4 and, if applicable, clause 15.6.8(b), the A or B Shareholder (the “Transferring Shareholder”) may by notice in writing (an “IPO Notice”) to the other one (the “Other Shareholder”) and the Company call for an initial public offering of Shares held by it on a securities exchange (an “IPO”). The IPO Notice shall indicate the number of Shares the Transferring Shareholder wishes to sell in the IPO subject to the provisions of this clause 15.6. The Board shall determine the applicable exchange taking into account the recommendations of the Valuer and market liquidity and available capital and such other factors as the Board deems necessary.

15.6.2	Within [ * * * ] Business Days of receipt of an IPO Notice, the Company shall engage and instruct an independent investment bank with expertise in initial public offerings mutually selected by the A and B Shareholders that shall not (unless they agree otherwise) be an underwriter in the competitive process referred to in clause 15.6.4 (the “Valuer”) to determine and report to the A and B Shareholders and the Company within [ * * * ] Business Days of its appointment (the “Report”) on (i) the value of the Company (the “Report Value”); (ii) an indicative price or price range for the Shares subject to the IPO (the “IPO Value”); (iii) whether the market conditions, business and other relevant factors are conducive and favorable for an IPO; (iv) the most favorable securities exchange for the IPO; (v) the number of Shares that can be included in the IPO without adversely affecting the price that can be achieved for the Shares through the IPO and (vi) its non-binding recommendation as to what the post IPO capital structure should be and what changes (if any) would need to be made to the rights attaching to the Shares subject to the IPO and/or the Shares to be retained by the A and B Shareholders post IPO under this Agreement to make the Shares subject to the IPO suitable for listing. It is acknowledged that the aim should be for as many rights to be retained as possible.

15.6.3	The Transferring Shareholder shall have [ * * * ] Business Days from delivery of the Report to consider the Report (the “Consideration Period”). If the Transferring Shareholder wishes to pursue an IPO at a value that equals or exceeds the Report Value or the IPO Value, as the case may be, then it shall notify the Other Shareholder and the Company in writing of the same within the Consideration Period, indicating the number of Shares it wishes to sell in the IPO (if different from the number included in the IPO Notice) (the “IPO Acceptance Notice”). The Other Shareholder shall respond in writing within [ * * * ] Business Days of receipt of an IPO Acceptance Notice indicating whether or not it wishes to sell any of its Shares in the IPO subject to any reduction in accordance with clause 15.6.5.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.6.4	If the Transferring Shareholder serves an IPO Acceptance Notice, the Company shall select mutually acceptable underwriter(s) through a competitive process and take all necessary actions to implement the IPO as soon as practicable and in any event within [ * * * ] months of the date of the IPO Acceptance Notice. The Shareholders shall provide all reasonable assistance in connection with the IPO, including all reasonable assistance to facilitate any due diligence process, giving such warranties and lock ups and entering into such agreements as are common for an IPO of a comparable size and scope, approving all such matters as may require Shareholder approval and procuring the approval of all such matters as require Board approval in each case as may be reasonably required to implement the IPO.

15.6.5	The Transferring Shareholder (and the Other Shareholder if it delivers a notice under clause 15.6.3) shall be entitled to sell up to such number of the Shares specified in the IPO Acceptance Notice (and, if applicable, in a notice delivered under clause 15.6.3) in the Company as the lead underwriter confirms can be sold without adversely affecting the price that can be achieved for Shares through the IPO. If any reduction in the number of Shares subject to the IPO is required, this should be applied:

(a)	if the Transferring Shareholder is the A Shareholder, pro rata between the A Shares and the B Shares; and

(b)	if the Transferring Shareholder is the B Shareholder, first against any Shares proposed to be sold by the A Shareholder, so that the B Shareholder will sell the maximum number of IPO Shares possible.

15.6.6	All expenses incurred by the Company in connection with an IPO shall be paid by the Company. The expenses incurred by a Transferring Shareholder in connection with an IPO shall be for its own account, including the underwriting commissions payable to underwriters in connection with its sale of Shares pursuant to the IPO. If the Other Shareholder has delivered a notice under clause 15.6.3 and is also selling Shares into the IPO, any such expenses shall be borne by the selling Shareholders pro rata to the number of Shares each one actually sells in the IPO in accordance with clause 15.6.5.

15.6.7	In the event that the actual price obtainable by the Transferring Shareholder for the Shares subject to the IPO is less than the Report Value or the IPO Value, as the case may be, the Transferring Shareholder may (in its sole discretion) by written notice to the Other Shareholder and the Company (a “Termination Notice”) elect to terminate the IPO Process, with respect to such Shares and any Shares of the Other Shareholder if it delivered a notice under clause 15.6.3, and clause 15.6.8 shall apply.

15.6.8	If no IPO Acceptance Notice is served or a Termination Notice is served subsequent to an IPO Acceptance Notice, the Transferring Shareholder shall not be entitled to transfer its Shares but shall be entitled:

(a)	if the Transferring Shareholder is the A Shareholder, to serve another IPO Notice in accordance with clause 15.6, provided that only one IPO Notice may be served per Quarter; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)	if the Transferring Shareholder is the B Shareholder, to invoke a further ROFO Process in accordance with clause 15.5 provided that only one IPO Notice may be served per Quarter.

15.7	Transfers after an Initial IPO

Following an Initial IPO, the provisions of clauses 15.1, 15.2 and 15.4 to 15.6 (inclusive) shall not apply and a Shareholder may sell Shares:

15.7.1	to a Shareholder Group Entity in accordance with clause 15.3;

15.7.2	in the market through facilities on which the relevant Shares are listed (and the Company shall, upon request by such Shareholder and at the Company’s cost, take all corporate actions required by applicable Laws, including the exchange on which the Shares are listed, to facilitate such sale);

15.7.3	in accordance with clause 15.8 or 15.9 (if applicable) relating to off market sales;

15.7.4	in the case of the A Shareholder, to any shareholder of its ultimate parent entity in order to facilitate a sale by such person in accordance with clause 15.7.2; and

15.7.5	in accordance with clause 16 (if applicable) following the occurrence of an Exit Event.

15.8	Off market sales by the A Shareholder

15.8.1	If the A Shareholder proposes to sell Shares representing [ * * * ] or more of the outstanding issued share capital of the Company to a Third Party purchaser (which shall include for these proposes a consortium of multiple parties) (a “Single Purchaser”) in one or a series of privately negotiated transactions (or in a private or public placement if the A Shareholder is aware that a material portion of the Shares to be sold through such transaction will be, or is reasonably likely to be, resold to a Single Purchaser) (a “Single Purchaser Sale”), the A Shareholder shall serve a written notice on the B Shareholder including the identity of the potential Single Purchaser, the number of Shares it proposes to sell, the proposed purchase price for such Shares and such other information reasonably required to enable the B Shareholder to make an informed assessment of whether to participate in the Single Purchaser Sale (a “Tag Along Notice”).

15.8.2	Within [ * * * ] Business Days of the date of the Tag Along Notice, the B Shareholder must inform the A Shareholder in writing (a “Tag Along Response Notice”) whether it intends to participate in the Single Purchaser Sale on the terms set out in the Tag Along Notice. If the B Shareholder does not deliver a Tag Along Response Notice within such period, it shall be deemed to have irrevocably declined to participate in the Single Purchaser Sale.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.8.3	The B Shareholder shall be entitled to sell in the Single Purchaser Sale the same proportion of its Shares as the proportion of the Shares proposed to be sold by the A Shareholder in the Single Purchaser Sale bears to the total number of Shares held by the A Shareholder immediately prior to delivery of the Tag Along Notice. If the Single Purchaser is unwilling to purchase all the Shares proposed to be sold following delivery of a Tag Along Response Notice, the number of Shares to be sold in the Single Purchaser Sale shall be reduced pro rata between the Shares to be sold to the Single Purchaser by the A Shareholder and the Shares to be sold by the B Shareholder.

15.8.4	If a proposed Single Purchaser Sale has not been completed within [ * * * ] Business Days of receipt of a Tag Along Notice, the A Shareholder shall procure termination of the Single Purchaser Sale.

15.8.5	This clause 15.8 will cease to apply once the A Shareholder holds less than [ * * * ] percent of the Shares.

15.9	Off market sales by the B Shareholder

15.9.1	If the B Shareholder proposes to enter into a Single Purchaser Sale with respect to Shares representing [ * * * ] or more of the outstanding issued share capital of the Company, it shall serve written notice on the A Shareholder including the identity of the Single Purchaser and the number of Shares it proposes to sell (a “Transfer Notice”).

15.9.2	A Single Purchaser Sale shall not be entered into or completed without the consent of the A Shareholder which must not be unreasonably withheld, taking into account the number of, and rights attaching to, the Shares proposed to be transferred. Consent shall be deemed to have been given unless, within [ * * * ] Business Days of the date of the Transfer Notice, the A Shareholder serves a written notice of objection on the B Shareholder specifying in reasonable detail the reasons why it does not consent to the Single Purchase Sale.

15.9.3	If a proposed Single Purchaser Sale which has received consent (or is deemed to have been consented to) in accordance with clause 15.9.2 has not been completed within 20 Business Days of receipt of a Transfer Notice, the B Shareholder shall procure termination of the Single Purchaser Sale.

15.9.4	This clause 15.9 shall cease to apply once the A Shareholder holds less than [ * * * ] percent of the Shares or B Shareholder holds less than [ * * * ] percent of the Shares.

15.10	Circumvention of restrictions

Each Shareholder shall not, and shall procure that its Affiliates shall not, except as otherwise permitted under this Agreement, employ or be entitled to employ any device or technique or participate in any transaction or arrangements with any person designed to circumvent or avoid the provisions and restrictions set out in this clause 15 or clause 16.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.	EXIT EVENTS

16.1	Each party shall promptly inform the Board and the Shareholders as soon as it becomes aware that an Exit Event has occurred.

16.2	Defaulting Shareholder is the B Shareholder

16.2.1	Except as provided in clause 16.2.2, if the Defaulting Shareholder is the B Shareholder and the Exit Event is not an Insolvency Event, the Non-defaulting Shareholder shall be entitled to serve written notice on the Defaulting Shareholder no later than [ * * * ] Business Days after the later of (i) the date on which it becomes aware of the occurrence of an Exit Event and (ii) the relevant date in clause 15.4.3 (if applicable) requiring it to sell all (but not only some) of the Shares held by the Defaulting Shareholder (the “Call Shares”) to the Non-defaulting Shareholder in cash at the Transfer Value (such notice, a “Call Notice”).

16.2.2	If the Exit Event is a [ * * * ].

16.3	Defaulting Shareholder is the A Shareholder

If the Defaulting Shareholder is the A Shareholder and the Exit Event is not an Insolvency Event, the Non-defaulting Shareholder shall be entitled to serve written notice on the Defaulting Shareholder no later than [ * * * ] Business Days after the later of (i) the date on which it becomes aware of the occurrence of an Exit Event and (ii) the relevant date in clause 15.4.3 (if applicable) requiring it to buy all (but not only some) of the Shares held by the Non-defaulting Shareholder (the “Put Shares”) in cash at the Transfer Value (such notice, a “Put Notice” and, together with a Call Notice, a “Default Notice”).

16.4	Exit Event is an Insolvency Event

If the Exit Event is an Insolvency Event, the Non-defaulting Shareholder shall be entitled to serve a Call Notice on the Defaulting Shareholder no later than [ * * * ] Business Days after becoming aware of the occurrence of such Insolvency Event.

16.5	Terms of Default Notice

16.5.1	A transfer of Shares pursuant to a Default Notice shall be subject to the following terms:

(a)	the Default Notice shall be irrevocable and unconditional; and

(b)	unless clause 16.6 applies, completion of the sale and purchase of the Call Shares or Put Shares (as the case may be) shall take place on the later of:

(i)	the [ * * * ] Business Day following the expiry of a period of [ * * * ] Business Days from the date of the Default Notice if the relevant Exit Event is a Terminating Breach which is capable of remedy but has not been remedied in full (at the Defaulting Shareholder’s cost) to the satisfaction of the Non-defaulting Shareholder;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)	the [ * * * ] Business Day following the date of the Default Notice with respect to any other Exit Event; and

(iii)	the [ * * * ] Business Day following the date on which the Transfer Value is agreed or determined,

(the “Transfer Date”) and otherwise in accordance with clause 17.

16.5.2	For the avoidance of doubt:

(a)	only the B Shareholder is entitled to serve a Default Notice following a Jaguar Change of Control Event, a Competitor Event, an Insolvency Event relating to the A Shareholder or an event described in paragraphs (b) and (c) of the definition of Terminating Breach or paragraph (a) to the extent of a breach by the A Shareholder; and

(b)	only the A Shareholder is entitled to serve a Default Notice following a MDLZ Change of Control Event, an Insolvency Event relating to the B Shareholder or paragraph (a) of the definition of Terminating Breach to the extent of a breach by the B Shareholder.

16.6	Completion of transfers

16.6.1	The purchasing Shareholder will use its best endeavours to secure financing on commercially reasonable terms and conditions to enable completion of the sale and purchase of the Call Shares or Put Shares (as the case may be) by the Transfer Date.

16.6.2	If, notwithstanding its best endeavours, the purchasing Shareholder is not able to fund the Transfer Value by the Transfer Date, it shall be entitled to serve a notice (a “Deferral Notice”) on the selling Shareholder deferring completion of the sale and purchase of the Call Shares or Put Shares (as the case may be) to a date which is as soon as possible after the Transfer Date but in any event not later than [ * * * ] months after the date of the Default Notice (the “Longstop Date”).

16.6.3	The A Shareholder may, by written notice to the B Shareholder, assign any rights it has under clauses 16.2 and 16.4 to the Company and in this event the Company agrees to be bound by the provisions of this clause 16 as if it were the A Shareholder. For the avoidance of doubt, any acquisition of Shares by the Company in accordance with this clause 16 will not require approval as a Reserved Matter.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.7	Exit Events

For the purposes of this clause 16 an “Exit Event” shall be deemed to have occurred when:

16.7.1	a Terminating Breach has occurred which, if capable of remedy, has not been remedied within [ * * * ] Business Days of the Defaulting Shareholder being served with written notice identifying the breach and requiring it to be remedied;

16.7.2	at any time prior to an Initial IPO, Oak ceases to be Controlled by Acorn Holdings B.V. and/or Acorn Holdings B.V. ceases to be Controlled by JAB Holdings B.V. other than as the result of a bona fide reorganisation of its business/a merger into any successor entity as part of a merger transaction or equivalent pursuant to which all or substantially all of the persons who are beneficial owners of the outstanding securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities of the entity resulting from such transaction in substantially the same proportions (a “Acorn/JAB Change of Control”);

16.7.3	at any time prior to an Initial IPO, [ * * * ];

16.7.4	at any time prior to an Initial IPO (i) a Restricted Person described in paragraph (b) of the definition acquires any shares in Acorn Holdings B.V. except to the extent of shares acquired by investors in a shareholder of Acorn Holdings B.V. which is a limited partnership on a distribution of shares in Acorn Holdings B.V. in accordance with terms of such partnership’s governing documents or (ii) a Restricted Person described in paragraphs (a) or (b) of the definition acquires any shares from Acorn Holdings B.V. or JAB Holdings B.V. or any of its Affiliates (a “Competitor Event”);

16.7.5	the A Shareholder or B Shareholder is subject to an Insolvency Event;

16.7.6	after the third anniversary of Closing, the B Shareholder withholds its approval to the Reserved Matter set out in paragraph 19 of schedule 1 for two consecutive Financial Years and the Escalation Representatives fail to resolve the issue as a Deadlock Matter within the Deadlock Resolution Period, the A or B Shareholder in respect of which an Exit Event has occurred shall be a “Defaulting Shareholder” and the other one shall be the “Non-defaulting Shareholder”.

17.	COMPLETION OF SHARE TRANSFERS

17.1	Transfer terms

17.1.1	Shares shall be transferred free of all Encumbrances and together with all rights attaching thereto as at the date of the relevant transfer.

17.1.2	Prior to an Initial IPO, a Shareholder must transfer all (but not only some) of its Shares (unless clause 15.6 applies) and must transfer both the legal and beneficial ownership of the relevant Shares.

17.1.3	All Shareholder Instruments held by such Shareholder must be transferred at the same time and to the same transferee as the Shares.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

17.2	Completion of transfer

Except in connection with or following an Initial IPO, the completion of any transfer of Shares under this Agreement shall be made in accordance with the following terms:

17.2.1	the purchaser shall not be a Restricted Person;

17.2.2	the seller shall deliver to the purchaser a draft notarial deed of transfer to be promptly and duly executed before a Dutch civil-law notary in favour of the purchaser and a certified copy of any authority under which such transfer will be executed;

17.2.3	the purchaser shall cooperate with respect to such deed of transfer;

17.2.4	the purchaser shall pay the aggregate transfer price in respect of the relevant Shares to the seller by banker’s draft for value on the date of completion or in such other manner as the purchaser and the seller may agree prior to completion;

17.2.5	the purchaser shall (if it is not already a party to this Agreement) enter into a Deed of Adherence substantially in the form set out in schedule 8; and

17.2.6	the seller shall do all such other acts and execute all such other documents in a form satisfactory to the purchaser as the purchaser may reasonably require to give effect to the transfer of Shares to it.

17.3	Failure to transfer

17.3.1	If clause 16.2 or clause 16.4 applies and the Defaulting Shareholder fails to comply with its obligations to transfer Call Shares in accordance with clause 16.5.1(b), the Company shall authorise a person to execute and deliver the necessary transfer on its behalf. The Company shall receive the purchase money in respect of such transfer in trust for that Shareholder (and the Company shall not be required to account to such Shareholder for any interest accrued on such amount) and the receipt of the Company for the purchase money shall be a good discharge for the purchaser, who shall not be bound to see the application of the purchase money. The Company shall, subject to the instrument of transfer being duly executed, cause the purchaser to be registered as holder of the relevant Shares. Once registration has taken place in purported exercise of the power contained in this clause 17.3 the validity of the proceedings shall not be questioned by any person.

17.3.2	If clause 15.5.4 or clause 16.5.1(b) (in so far as it relates to a sale and purchase of Put Shares) applies and a Shareholder fails to comply with its obligations to transfer Shares in accordance with those clauses:

(a)	the Defaulting Shareholder shall be deemed to have waived its right to exercise any of its powers or rights in relation to the management of, and participation in the profits of, the Company under this Agreement, the Articles or otherwise; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)	the provisions of clauses 15, 17.1 and 17.2.1 shall cease to apply to the non-defaulting Shareholder with respect to the Shares held by it and the non-defaulting Shareholder shall be free to transfer its Shares to a Third Party without restriction.

17.4	Validity of Share transfers

A transfer of a Share to any person shall only be valid if the transfer has been carried out in accordance with this Agreement and the Articles and in no other circumstances. Any purported transfer of Shares made other than as provided for in this Agreement shall be void. Unless the Shareholders determine otherwise prior to an IPO, Shares can only be held by persons that have become a party to this Agreement by executing a Deed of Adherence in accordance with clause 17.2.5. The Shareholders undertake that they shall consent to the execution of Deed of Adherence by any proposed transferee of Shares to whom the transfer of such Shares is allowed in accordance with the terms of this Agreement.

17.5	Step down of rights following B Shareholder transfer

With effect from (i) the date on which, solely as a result of transfer(s) by the B Shareholder, the B Shareholder holds less than [ * * * ] of the Shares or (ii) 31 December 2016 if the French Contribution Agreement has not been signed on or before that date or has been terminated in accordance with its terms, this Agreement shall be amended as set out in schedule 13 (the “Step Down”). Save as amended by schedule 13, this Agreement shall remain in full force and effect unless and until terminated in accordance with clause 20.

18.	REGULATORY CONSENTS FOR TRANSFERS

18.1	If a transfer of Shares is permitted by, or required to be effected under, this Agreement but requires or is likely to require a Regulatory Consent, the Shareholders and the Company:

18.1.1	agree that the completion of such transfer shall be conditional upon such Regulatory Consent being obtained;

18.1.2	agree that any procedure or time period to be followed under this Agreement to effect the transfer shall, subject to clause 18.2, be extended until such time as the relevant Regulatory Consent has been obtained;

18.1.3	shall at the purchaser’s cost use reasonable endeavours to assist the purchaser in obtaining such Regulatory Consent including, but not limited to:

(a)	providing and/or procuring that the Company and each relevant Group Company provide all information necessary and reasonably within their control which the purchaser may reasonably request, to enable the purchaser to determine which Regulatory Consents are required in connection with the transfer or the issue; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)	ensuring that all such information necessary and reasonably within their control which the purchaser may reasonably request for making (or responding to any requests for further information following) any notification, submission, communication or filing in connection with the seeking of the Regulatory Consent is available to the person required to obtain the Regulatory Consent or who is dealing with the notification, submission, communication or filing, and is accurately and promptly provided upon request, provided that any commercially sensitive information may be provided on a counsel to counsel basis or directly to the relevant authority.

18.2	If any Regulatory Consent has not been obtained within [ * * * ] months of the application being made (the “Regulatory Longstop Date”), the relevant purchaser shall not be entitled to acquire the Shares unless, immediately before the expiry of the [ * * * ] month period, Regulatory Consent has not been obtained but is still in process, in which case the Regulatory Longstop Date shall be deemed to be extended until the earlier of (i) the date on which Regulatory Consent is obtained or (ii) the date on which Regulatory Consent becomes incapable of being obtained, provided that the process continues to be diligently pursued.

19.	NEW ISSUES OF SHARES

19.1	In the event that the Company proposes to issue further Shares (“New Shares”) after having obtained the necessary consent in accordance with clause 6, the Company shall not allot the New Shares other than in accordance with this clause 19, provided that the provisions of the clause 19.3 shall not apply (i) to the issue of Management Equity or (ii) the issue of New Shares in connection with any mergers or acquisitions or joint venture transactions save where, following the issue of such New Shares, the A Shareholder’s aggregate holding of Shares would be reduced to below [ * * * ] of the outstanding issued share capital of the Company.

19.2	The Company shall not issue any further B Shares except to the B Shareholder.

19.3	The Company shall issue a notice to the Shareholders confirming its intention to issue New Shares and shall make an offer to each Shareholder to allot to it a proportion of the New Shares as nearly as practicable equal to the proportion in nominal value of the Shares held by it as at close of business on the date before such offers (“Relevant Proportion”). Shareholders may take up all or part or none of the New Shares offered to them.

19.4	The notice shall specify;

19.4.1	the proposed allotee(s) of the New Shares and confirmation that such allotees are not Restricted Person(s);

19.4.2	the class of Shares proposed to be issued and details of the rights to be attached to such New Shares;

19.4.3	the number of New Shares to which the relevant Shareholder is entitled to subscribe;

19.4.4	the price per New Share; and

19.4.5	the time (being not less than [ * * * ] Business Days from the date of the notice) within which, if the offer is not accepted by the relevant Shareholder irrevocably and in writing to the Company, it shall be deemed to be declined.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

19.5	The Company shall not allot any of the New Shares to any person until the expiration of the time period specified in the notice given under clause 19.4.5.

19.6	If New Shares are issued in conjunction with other Shareholder Instruments the Board may make it a condition of the offer that each Shareholder subscribes for his Relevant Proportion of such Shareholder Instruments.

19.7	No New Shares shall be allotted to any person who is not a Shareholder unless and until such person has become a party to this Agreement by executing and delivering to the Company and the Shareholders a Deed of Adherence substantially in the form of schedule 8.

20.	DURATION AND TERMINATION

20.1	Duration and termination

20.1.1	Subject to clause 20.2, this Agreement shall continue in full force and effect without limit in time until the earlier of:

(a)	the date on which each Shareholder agrees in writing to terminate it;

(b)	the date on which all of the Shares are owned by one party to the Agreement;

(c)	the date on which the Company is wound up.

20.1.2	Upon a Shareholder ceasing to hold any Shares in compliance with this Agreement and the Articles, it shall cease to be a party to this Agreement and clause 20.2 shall apply.

20.2	Effect of termination and survival

Except as agreed otherwise by the Shareholders, the occurrence of any of the events specified in clause 20.1 shall not:

20.2.1	relieve any Shareholder from any liability or obligation in respect of any matters, undertakings or conditions which have not been observed or performed by such Shareholder prior to the occurrence of such event; and

20.2.2	affect the Surviving Provisions, which shall continue to remain in full force and effect and, unless a Surviving Provision provides otherwise, shall continue to apply for a period of three years after the occurrence of such event; or

20.2.3	affect a Shareholder’s accrued rights and obligations prior to the occurrence of such event.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

21.	WARRANTIES

21.1	Each Shareholder warrants to the other that as at the date of this Agreement:

21.1.1	it is a limited liability company, duly incorporated under the laws of its jurisdiction of incorporation, and has been in continuous existence since incorporation;

21.1.2	it has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this Agreement and each Transaction Document to which it is a party; and

21.1.3	its obligations under this Agreement and each Transaction Document to which it is a party are, or when the relevant document is executed will be, enforceable in accordance with its terms.

22.	CONFIDENTIALITY

22.1	Confidential Information

“Confidential Information” means all information of any nature and in any form, including, in writing or orally or in a visual or electronic form or in a magnetic or digital form relating directly or indirectly to:

22.1.1	the provisions of this Agreement, the Global Contribution Agreement, the French Offer Letter and the Transaction Documents or any transactions contemplated therein;

22.1.2	discussions and negotiations in respect of this Agreement, the Global Contribution Agreement, the French Offer Letter and the Transaction Documents;

22.1.3	any actions taken pursuant to or in connection with the implementation of the Global Contribution Agreement;

22.1.4	any Group Company or the business or assets of any Group Company; and

22.1.5	any Shareholder or any of its Affiliates or its or their respective business or assets.

Confidential Information excludes:

22.1.6	any information that at the date of disclosure by or on behalf of a party is publicly known or at any time after that date becomes publicly known through no fault of the party to whom such information was disclosed;

22.1.7	any information that was properly and lawfully in the receiving party’s possession prior to the time that it was disclosed to it by another party.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

22.2	Use of Confidential Information

Subject to clause 22.3, each party shall:

22.2.1	save in the case of a Group Company in relation to the information described in clause 22.1.4, treat and keep all Confidential Information as confidential and shall not, without the prior written consent of the other parties, directly or indirectly disclose such Confidential Information to any person; and

22.2.2	in the case of a Shareholder, only use the Confidential Information for the purpose of managing, monitoring or evaluating its participation in the Company or for the purpose of a member of the Group.

22.3	Permitted disclosure of Confidential Information

22.3.1	The restrictions in clause 22.2 shall not apply to the disclosure of Confidential Information:

(a)	with the prior written consent of the other parties;

(b)	by a Shareholder to any Director appointed by it or to any of its Shareholder Group Entities, or to any of its or their respective directors, officers or employees whose duties include the management, monitoring or evaluation of such Shareholder’s participation in the Company and the Group and who, in the reasonable opinion of that Shareholder, need to know such information in order to discharge such duties;

(c)	as a result of the authority conferred on Directors by clause 4.9.3;

(d)	by a Shareholder to its Representatives;

(e)	by a party to comply with its obligations, or the obligations of any Affiliate, under the Global Contribution Agreement;

(f)	to the extent required by law or regulation (subject to clause 23.2 save, in the case of MDLZ, with respect to the information described in part B of schedule 6);

(g)	to bona fide potential purchasers of interests in the Company or to their professional advisers or finance providers provided that such persons need to know the information for the purposes of considering, evaluating, advising on or furthering the potential purchase and provided that the disclosure is limited to information regarding the terms of this Agreement and the Articles and the business and assets of the Group;

(h)	to a party’s finance providers or rating agencies for bona fide purposes.

22.3.2	A party shall ensure that each person to whom Confidential Information is disclosed by it in accordance with this clause 22.3 complies with all the provisions of this Agreement as if it were a party to this Agreement, and such party shall be responsible for any breach of the provisions of this Agreement by any such person.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

23.	ANNOUNCEMENTS

23.1	No announcement, communication or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of any Shareholder or any of its Affiliates without the prior written approval of the A and B Shareholders or the A or B Shareholder if the Shareholder making the announcement is an A or B Shareholder (such approval not to be unreasonably withheld or delayed).

23.2	If a Shareholder is required by Law to make an announcement, communication or circular in connection with the existence or the subject matter of this Agreement, such Shareholder shall, where and to the extent not prohibited by such Law, only make such announcement or disclosure after consultation with the other Shareholder and after taking into account the other Shareholder’s reasonable requirements as to its timing, content and manner of making. If a Shareholder is unable to consult with the other Shareholder before the announcement, communication or circular or disclosure is made, it shall to the extent not prohibited by such law or regulation inform the other Shareholder of the circumstances, timing, content and manner of making of the announcement or disclosure immediately after such announcement or disclosure is made.

24.	FURTHER ASSURANCES AND UNDERTAKINGS

24.1	Each Shareholder agrees to comply with all of its obligations under this Agreement and the Articles.

24.2	Each Shareholder shall procure (so far as it is able) that each Group Company acts in a manner consistent with this Agreement, including for the avoidance of doubt the Governance Policies, and complies with all of its obligations under this Agreement, the Governance Policies, the Articles and any Transaction Documents to which it is a party and gives full effect to the terms of this Agreement, the Governance Policies, the Articles and the rights and obligations of the parties as set out in this Agreement, the Governance Policies, the Articles and the Transaction Documents.

24.3	Each Shareholder shall procure (so far as it is able) that its Affiliates comply with all applicable provisions of this Agreement and the Articles, and shall be liable for any breach of such provisions by any such Affiliate.

24.4	Each Shareholder shall procure that any Director appointed by it from time to time acts in a manner consistent with this Agreement and exercises his voting rights and other powers and authorities in order to procure (so far as he is able) that the Company complies with all of its obligations under this Agreement, the Articles and the Transaction Documents to which it is a party and gives full effect to the terms of this Agreement and the Articles and the rights and obligations of the parties as set out in this Agreement, the Articles and the Transaction Documents.

24.5	Except in relation to any amount a Retained MDLZ Group Company has prior to Closing committed to pay to the Mirror Scheme after Closing that has been taken into account as an asset of the Mirror Scheme under column C, row 11 of the table in Part B of Schedule 11 of the Global Contribution Agreement, the Company shall indemnify and keep indemnified the Shareholders and each Shareholder Group Entity on demand against each and any Pension Claim. This provision shall be a Surviving Provision and the period of 3 years in clause 20.2.2 shall not apply in respect of this Surviving Provision.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

24.6	The Company agrees to comply with all of its obligations under this Agreement, the Articles and the Transaction Documents to which it is a party and shall procure (so far as it is able) that the other Group Companies do the same.

25.	SUPREMACY OF THIS AGREEMENT

If there is any conflict or inconsistency between the provisions of this Agreement and the Articles or the articles of any other Group Company, this Agreement shall prevail. Each Shareholder shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and, if necessary, to procure (so far as it is able) any required amendment to the Articles and each Shareholder and the Company shall procure any required amendment to the articles of association of any other Group Company. Nothing in this Agreement shall be deemed to constitute an amendment of the Articles or any previous articles of association of the Company.

26.	ENTIRE AGREEMENT AND NON-RELIANCE

26.1	This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement to the exclusion of any terms implied by Law to the extent that they may be excluded by contract and supersedes any previous agreements between the parties in relation to the matter dealt with in this Agreement. In this clause 26, “this Agreement” shall include the Global Contribution Agreement, the Transaction Documents and all other documents entered into pursuant to this Agreement or those agreements.

26.2	Each Shareholder acknowledges and agrees that it has not relied on or been induced to enter into this Agreement by a representation, warranty or undertaking (whether contractual or otherwise) that is not expressly set out in this Agreement.

26.3	Each party acknowledges and agrees that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement (whether by way of damages, injunction or specific performance or otherwise) to the exclusion of all other rights and remedies (including those in tort or arising under statute).

26.4	Nothing in this clause 26 shall have the effect of restricting or limiting any liability arising as a result of any fraud, wilful misrepresentation or wilful concealment.

27.	COSTS

Except where this Agreement or relevant document provides otherwise, each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

28.	GENERAL

28.1	Effectiveness

This Agreement takes effect on Closing of the Global Contribution Agreement.

28.2	Variation

28.2.1	Subject to clause 28.2.2, a variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

28.2.2	Clause 28.2.1 shall not apply to the extent that approval of a Reserved Matter in accordance with this Agreement would also constitute a variation of this Agreement.

28.3	Waiver

The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of any other rights or remedies. No single or partial exercise of any right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

28.4	Cumulative rights

The rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

28.5	No Partnership

Nothing in this Agreement and no action taken by a party under this Agreement shall be deemed to constitute a partnership between any of the parties or constitute any party the agent of any other party for any purpose.

28.6	Severance

28.6.1	If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the Shareholders.

28.6.2	To the extent it is not possible to delete or modify the provision, in whole or in part, under clause 28.6.1, then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under clause 28.6.1, not be affected.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

28.7	Damages not an adequate remedy

Each party acknowledges and agrees that damages alone would not be an adequate remedy for a breach of this Agreement and that each party shall be entitled to seek the remedies of injunction, specific performance and other relief for any threatened or actual breach of this Agreement under applicable Law.

28.8	Further assurance

Each party agrees to take all such action or procure that all such action is taken as is reasonable in order to implement the terms of this Agreement or any transaction, matter or thing contemplated by this Agreement.

29.	ASSIGNMENT

29.1	This Agreement shall be binding on and enure for the benefit of each party’s successors in title. Save in connection with a transfer made to a Shareholder Group Entity in accordance with clause 15.3 (or as provided in clause 29.2) no party shall, without the prior written consent of the other parties, assign, transfer, grant any security interest over or create any trust in respect of, or purport to assign, transfer, grant any security interest over or create any trust in respect of, any of its rights or obligations under this Agreement.

29.2	MDLZ may, prior to Closing and without further consent of the other parties, give notice of its intention to novate this Agreement to another Shareholder Group Entity (the “MDLZ Shareholder”). Following receipt of a notice to this effect, the parties shall enter into a novation agreement in accordance with which:

29.2.1	the MDLZ Shareholder shall perform MDLZ’s obligations under this Agreement and be bound by the terms of this Agreement in every way as if the MDLZ Shareholder had at all times been a party to this Agreement in place of MDLZ and references to “MDLZ” in this Agreement shall be references to the MDLZ Shareholder;

29.2.2	save as in relation to continuing obligations of confidentiality in relation to confidential information received pursuant to this Agreement, the other parties shall release and discharge MDLZ from further performance of this Agreement and all liabilities, claims and demands howsoever arising under this Agreement, whether in contract, tort or otherwise, and accept the liability of the MDLZ Shareholder under this Agreement in place of the liability of MDLZ; and

29.2.3	the other parties shall perform their respective obligations under this Agreement and be bound by the terms of this Agreement in every way as if the MDLZ Shareholder had at all times been a party to this Agreement in place of MDLZ.

30.	NOTICES

30.1	A notice or other communication under or in connection with this Agreement (a “Notice”) shall be:

30.1.1	in writing;

30.1.2	in the English language; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

30.1.3	delivered personally or sent by pre-paid recorded delivery, fax, email or courier using an internationally recognised courier company to the party due to receive the Notice to the address set out in clause 30.3.

A party may change its notice details by giving not less than five Business Days written notice of the change to the other parties.

30.2	Deemed delivery

Unless there is evidence that it was received earlier, a Notice is deemed given if:

30.2.1	delivered personally or sent by courier, when left at the address referred to in clause 30.3;

30.2.2	sent by pre-paid recorded delivery, at 9.30 a.m. on the second Business Day after posting it;

30.2.3	sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine; and

30.2.4	sent by email, when the email is sent, provided that no notification is received of non delivery and a copy of the Notice is sent by another method referred to in this clause 30.2 within one Business Day of sending the email.

Any Notice given outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

30.3	Addresses for notices

The addresses referred to in clause 30.1.3 are:

Name of party	Address	Fax No.	Email	Marked for the attention of

MDLZ	Three Parkway North, Deerfield, IL 60015, United States of America	—	[ * * * ]	[ * * * ]

Oak	c/o Joh. A. Benckiser s.à.r.l. 5 rue Goethe L-1637 Luxembourg	N/A	[ * * * ]	[ * * * ]

The Company	Oudeweg 147 2031 CC Haarlem The Netherlands	N/A	[ * * * ]	[ * * * ]

with a copy to: Oak and MDLZ

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

31.	GOVERNING LAW

This Agreement and any non-contractual or other obligations arising out of or in connection with it are governed by Dutch law.

32.	ARBITRATION

32.1	Any dispute, controversy or claim arising from or connected with this Agreement, including one regarding the existence, validity or termination of this Agreement or the consequences of its nullity or relating to any non-contractual or other dispute arising from or connected with this Agreement shall be referred to and finally resolved by arbitration under the rules of the London Court of International Arbitration (the “LCIA Rules”).

32.2	The arbitral tribunal shall consist of three arbitrators. The claimant(s) shall nominate one arbitrator and the respondent(s) shall nominate one arbitrator, and the two arbitrators thus nominated, once appointed by the London Court of International Arbitration (the “LCIA Court”), shall nominate a third arbitrator as chairman of the arbitral tribunal within fifteen days of the last of their appointments. In the event that the claimant(s) or the respondent(s) fail(s) to nominate an arbitrator within the time limits specified by the LCIA Rules, or the party nominated arbitrators fail to agree the chairman of the arbitral tribunal within the time limits specified in the preceding sentence, such arbitrator shall be appointed promptly by the LCIA Court.

32.3	The seat of the arbitration shall be London, England, all hearings shall take place in London, England, and the language of the arbitration shall be English.

32.4	Each party waives any right to refer points of law or to appeal to the courts, to the extent that such waiver can validly be made.

32.5	The parties agree that the arbitral tribunal shall have the power to order on a provisional basis any relief which it would have power to grant in a final award.

33.	JURISDICTION

Each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of England to support and assist the arbitration process under clause 32, including if necessary the grant of interlocutory relief pending the outcome of that process.

34.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement. This Agreement shall not come into effect until each party has executed at least one counterpart.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 1

RESERVED MATTERS

General Corporate

1.	Amending:

1.1	the memorandum of association or the articles of association of the Company or the rights attaching to the shares in the capital of the Company, other than to the extent required in connection with matters specifically approved or permitted under this schedule 1; and

1.2	in any material respect, the memorandum of association or the articles of association of any other Group Company or the rights attaching to the shares in the capital of any other Group Company other than to the extent required in connection with matters specifically approved or permitted under this schedule 1.

2.	Passing any resolution to wind-up any Group Company or filing any petition for the winding-up of any Group Company or entering into or proposing any arrangement or composition with the creditors of any Group Company.

3.	Applying for an administration order or appointing a receiver or administrator in respect of any Group Company.

4.	Applying for the admission to listing or trading on any stock exchange or market of any shares in the capital of any Group Company or any depository receipts representing shares in the capital of any Group Company other than an IPO implemented following the process set out in clause 15.6.

5.	Amending the corporate or trading name of any Group Company other than any renaming in connection with the transactions contemplated by the Global Contribution Agreement and the contribution of MDLZ’s French coffee business to the Group.

6.	Granting a licence or right over the name of any Group Company or any Intellectual Property pertaining to the name of any Group Company, other than in the ordinary course of business.

7.	Amending the terms of reference of any committee of the Board constituted pursuant to clause 3.6.

8.	Amending any Governance Policy (but in relation to any Governance Policy adopted after Closing, only to the extent such Governance Policy was proposed by the B Shareholder).

Share Capital and Dividends

9.	Allotting, granting or issuing any shares in the capital of any Group Company or any options in respect of, securities convertible or exchangeable into, shares in the capital of any Group Company, other than (i) to a Group Company which is wholly-owned (directly or indirectly) by the Company or (ii) up to [ * * * ] of the then issued and outstanding Shares in connection with any profit sharing bonus or other incentive scheme of any nature for a director or employee of any Group Company (“Management Equity”).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.	Altering the capital structure of any Group Company (including a reduction in the share capital of any Group Company, the purchase or redemption of any share capital by any Group Company or the consolidation, sub-division, conversion or cancellation of any share capital of any Group Company) other than as part of a solvent reorganization of the Group.

11.	Any Group Company declaring or paying any dividend or declaring or making any other distribution or passing a resolution to retain or allocate profits other than (i) dividends paid or distributions made by a wholly-owned Group Company (which, for this purpose only, includes Kaffehuset Friele A/S and Group Companies which are not wholly-owned solely by virtue of the presence of nominee shareholders holding shares for the benefit of a Group Company or to satisfy requirements of applicable Law), or (ii) in accordance with clause 12.

12.	If a Consideration Note (as defined in the Global Contribution Agreement) was issued to the B Shareholder (or an Affiliate of the B Shareholder) at Closing and remains outstanding, the declaration or payment of any dividend by the Company after the third anniversary of its issue irrespective of whether the dividend would otherwise be permitted without approval as a Reserved Matter as a result of the exclusions in paragraph 11.

13.	Any transfer of shares in any Group Company other than the Company, other than (i) in connection with a disposal approved in accordance with paragraph 15, or (ii) a transfer to another Group Company which is wholly-owned (directly or indirectly) by the Company. For the purpose of this paragraph 13, “transfer” shall mean each of the following:

13.1	selling, assigning, transferring or otherwise disposing of, or granting any option over, any share of any Group Company other than the Company or any legal or beneficial interest in any shares of any Group Company other than the Company

13.2	creating any trust in respect of or conferring any interest in any shares of any Group Company other than the Company or any interest in any shares of any Group Company other than the Company;

13.3	directing (by way of renunciation or otherwise) that another person should, or assigning any right to, receive any share of any Group Company other than the Company or any interest in any share of any Group Company other than the Company; and

13.4	entering into any agreement, arrangement or understanding in respect of the votes or the right to receive dividends or any other rights attached to any shares of any Group Company other than the Company.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Corporate structure

14.	In any Financial Year, any Group Company acquiring (whether in a single transaction or series of transactions) or merging with, or agreeing to acquire or merge with any undertaking, company, business (or any material part of any business) or any shares or securities in any person, in each case for an aggregate consideration in excess of [ * * * ].

15.	Any Group Company disposing of (whether in a single transaction or series of transactions) any undertaking, company, business (or any material part of any business) or the closing down of any business operations, for a disposition value in excess of [ * * * ].

16.	Any Group Company entering into any material joint venture, partnership or profit sharing agreement (and, for this purpose, arrangements entered into in the ordinary course of business are not “material”).

Business Activities

17.	Any material change to the nature of the Business.

18.	Any Group Company carrying on any business other than the Business except for activities being carried on immediately prior to Closing which do not constitute the Business as described in schedule 12.

19.	Adopting the Strategic Plan, or amending or acting in a manner materially inconsistent with the adopted Strategic Plan.

20.	Incurring capital expenditure which is in aggregate in excess of [ * * * ] in any Financial Year except as agreed in the context of the Strategic Plan.

21.	Any Group Company entering into, terminating or varying the terms of any transaction, agreement or arrangement (or waiving its rights thereunder) between such Group Company and a Shareholder or any of its Affiliates or the shareholders of Acorn Holdings B.V. from time to time or their Affiliates or any of its or their respective directors.

22.	Instituting, settling or compromising any legal, arbitration or other proceedings in excess of [ * * * ] (other than debt collection in the ordinary course of business).

Finance

23.	Any Group Company borrowing or raising money (including by way of the issue of public or non publically traded debt securities which are not convertible into equity) which would result in the Group’s aggregate leverage ratio being higher than the Group’s aggregate leverage ratio immediately following Closing based on definitions of indebtedness and EBITDA as defined in the definitive credit documents entered into prior to Closing in connection with the transaction contemplated by the Global Contribution Agreement (the “Closing Debt Documents”) other than any refinancing of any previously incurred Financial Debt on terms that are materially consistent with or better than the currently outstanding Financial Debt.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

24.	Any Group Company entering into a facility that contains any provision that may restrict the ability of the Company to pay distributions in accordance with this Agreement or amending an existing facility to include such a provision other than (i) the entry into or amendment of the Closing Debt Documents and (ii) the entry into or amendment of a facility for the purpose of refinancing the debt issued under the Closing Debt Documents, provided in the case of (i) and (ii) the restrictions are materially consistent with or better than those contained in the Closing Debt Documents.

25.	Any Group Company creating an Encumbrance over any of its assets or property or any shares or interest in any shares of any Group Company (other than liens arising in the ordinary course of business or charges arising pursuant to retention of title clauses in the ordinary course of business or otherwise arising by operation of Law) except for the purpose of securing borrowings (or indebtedness in the nature of borrowings) from lenders (i) in the ordinary course of business of amounts not exceeding [ * * * ] in aggregate and (ii) pursuant to any Financial Debt of the Group permitted pursuant to this Agreement.

26.	Any Group Company granting any credit or giving any guarantee or indemnity in respect of any other person’s obligations or indebtedness (other than another Group Company which is wholly-owned (directly or indirectly) by the Company) other than (i) in the ordinary course of business and on arms-length terms or (ii) pursuant to the terms of any equity incentive plans to employees of a Group Company.

Auditing and Reporting

27.	Appointing or removing the Auditors or the auditors of any other Group Company or altering any Group Company’s financial accounting period.

28.	Adopting any new accounting policies, except as required by applicable Law or IFRS or to comply with the provisions of clause 2.3.2(d).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 2

BOARD AUTHORITY MATTERS

1.	Acquiring or disposing of any undertaking, business, company or securities of a Group Company, or closing down any business operation with a value of less than [ * * * ].

2.	Borrowing or raising Financial Debt which is in aggregate in excess of [ * * * ] in any Financial Year, except drawing down under an existing revolving credit facility.

3.	The approval of any Management Director taking a directorship with a company that is not a Group Company.

4.	Appointing or removing any executive committee member or regional general manager or any amendment to their employment contract.

5.	Appointing investment bankers.

6.	Adopting any Annual Contract and any material departure from the adopted Annual Contract.

7.	Adopting a budget for extraordinary expenses, including consultant engagements.

8.	Approving the annual accounts of the Company and the annual consolidated accounts of the Group.

9.	Entering into any material amendment, termination or waiver of any material contract or commitment of any Group Company other than in the ordinary course of business.

10.	Any matter requiring Board consideration in respect of which the audit, compensation or other committee has advised pursuant to its terms of reference.

11.	All material decisions relating to a material part of the workforce of any Group Company.

12.	Establishing or materially amending any profit sharing bonus or other incentive scheme of any nature for a director or employee of any Group Company.

13.	All decisions to be taken by the Board which may have major reputational implications for the Group and/or either Shareholder.

14.	The approval of any treasury and hedging policies including foreign currency exposure and the use of financial and commodity derivatives by any Group Company.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 3

BOARD COMPOSITION AT CLOSING

A Directors	B Directors	Management Directors
1. Bart Becht (Chairman)	1. [•] *	1. Pierre Laubies

2. Peter Harf	2. [•] *	2. Michel Cup

3. Olivier Goudet	3. [•]*

4. Byron Trott

5. Alexandre Van Damme

6. Alejandro Santo Domingo

*	To be confirmed prior to Closing

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 4

COMMITTEES

PART A: AUDIT COMMITTEE TERMS OF REFERENCE

1.	Composition and Meetings of the Audit Committee

1.1	The Audit Committee comprises not less than two Directors, including at least one A Director and at least one B Director.

1.2	The initial composition of the Audit Committee shall be Bart Becht, Byron Trott, Olivier Goudet, Alexandre Van Damme and up to 3 members identified by MDLZ prior to Closing.

1.3	The chairman of the Audit Committee shall be appointed by the B Shareholder.

1.4	The chairman will ensure that the Committee receives information and papers in a timely manner to enable full and proper consideration to be given to the issues.

1.5	The quorum for meetings of the Audit Committee is two of its members which must include one A Director and one B Director.

1.6	No one other than an Audit Committee member is entitled to attend meetings of the Audit Committee but others may attend by invitation. The Audit Committee may invite any officer, director, employee of or adviser to the Group to attend for all or part of any meeting as and when appropriate and necessary.

1.7	The external auditor and CFO will be invited to attend meetings of the Audit Committee on a regular basis.

1.8	Meetings of the Audit Committee are to be held at least four times in each Financial Year at appropriate times in the financial reporting and audit cycle and otherwise as required. Any of the Committee members, the CFO, head of internal audit (if appointed) or the Company’s external auditors may request a meeting of the Audit Committee if he considers it necessary.

1.9	At least 10 Business Days’ written notice of an Audit Committee meeting shall be given to each member of the Audit Committee and any other person required to attend. Supporting papers shall be sent to the Audit Committee members and to other attendees as appropriate, at the same time.

2.	Authorisations

The Audit Committee is authorised by the Board to:

2.1	investigate any activity within its terms of reference;

2.2	obtain any information it requires from any employee of a Group Company and to call any employee to be questioned at a meeting of the Audit Committee as and when required (and all employees are directed to co-operate with any request made by the Audit Committee);

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.3	make recommendations to the Board;

2.4	obtain, at the Company’s expense, such independent, legal, accounting or other professional advice on any matter it deems reasonably necessary; and

2.5	secure the attendance of other persons at its meetings if it considers this necessary.

3.	Duties of the Audit Committee

The duties of the Audit Committee are:

External audit

3.1	in respect of the external audit:

3.1.1	to consider and make recommendations to the Board in relation to the appointment, reappointment and removal of the external auditors. If an auditor resigns, the Audit Committee shall investigate the issues leading to this and decide whether any action is required;

3.1.2	to oversee the selection process for new auditors and ensure that all tendering firms have such access as is necessary to information and individuals during the duration of the tendering process;

3.1.3	to consider and approve the remuneration of the external auditors, including fees for both audit and non-audit services and that the level of fees are appropriate to enable an effective and high quality audit to be conducted;

3.1.4	to approve the terms of engagement of the external auditors, including the engagement letter issued at the start of each audit and the scope of the audit and to discuss with the external auditors before the audit starts the nature and scope of the audit. The scope shall include a review of all transactions between a Group Company and a Shareholder or any of its Affiliates or the Shareholders of Acorn Holdings B.V. from time to time or their Affiliates;

3.1.5	to meet regularly with the external auditors, including once at the planning stage before the audit and once after the audit at the reporting stage. The Audit Committee shall meet the external auditors at least once in each Financial Year, without management being present, to discuss its remit and any issues arising from the audit;

3.1.6	to review the findings of the audit with the external auditors. This shall include, but not be limited to, the following:

(a)	a discussion of any major issues which arose during the audit;

(b)	key accounting and audit judgements;

(c)	level of errors identified during the audit; and

(d)	the effectiveness of the audit process.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.1.7	to keep under review the scope and results of the audit, the audit fee and its cost effectiveness, taking into consideration relevant professional and regulatory requirements;

3.1.8	to review:

(a)	any representation letters requested by the external auditors before they are signed by management; and

(b)	the external auditor’s management letter and response to the auditor’s findings and recommendations;

3.1.9	to develop and implement a policy on the supply of non-audit services by the external auditors to avoid any threat to auditor objectivity and independence, taking into account any relevant ethical guidance on the matter, and to keep such policy under review;

3.1.10	to assess annually the external auditor’s independence and objectivity taking into account relevant professional and regulatory requirements and the relationship with the external auditors as a whole, including the provision of any non-audit services;

3.1.11	to satisfy itself that there are no relationships (such as family, employment, investment, financial or business) between the external auditors and the Group (other than in the ordinary course of business) which could adversely affect the auditor’s independence and objectivity;

3.1.12	to monitor the external auditor’s compliance with relevant ethical and professional guidance on the rotation of external audit partners, the level of fees paid by the Company compared to the overall fee income of the firm, office and partner and other related requirements;

3.1.13	to assess annually the qualifications, expertise and resources of the external auditors and the effectiveness of the audit process which shall include a report from the external auditors on their own internal quality procedures;

3.1.14	to evaluate the risks to the quality and effectiveness of the financial reporting process and to consider the need to include the risk of the withdrawal of their auditor from the market in that evaluation; and

3.1.15	to discuss problems and reservations arising from audits and any matters the auditors may wish to discuss (in the absence of executive directors, where necessary);

Financial statements

3.2	to review and monitor the integrity of the financial statements of the Company and the Group including the annual accounts and any other formal document or announcements relating to financial performance, reviewing significant financial reporting issues and judgements which they contain;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.3	the Audit Committee shall review and challenge where necessary:

3.3.1	the consistency of, and any changes to, significant accounting policies both on a year-on-year basis and across the Company and/or the Group;

3.3.2	the methods used to account for significant or unusual transactions where different approaches are possible;

3.3.3	whether the Company and/or the Group has followed appropriate accounting standards and made appropriate estimates and judgements, taking into account the views of the external auditors;

3.3.4	the clarity and completeness of disclosure in the Company’s and other members of the Group’s financial reports and the context in which statements are made; and

3.3.5	where the Audit Committee is not satisfied with any aspect of the proposed financial reporting by the Company, to report its views to the Board.

3.4	to submit the documents referred to in paragraph 3.3 to the Board for its approval and to determine what information should be brought to the Board’s attention in connection with that submission;

Internal controls and risk management systems

3.5	to keep under review the adequacy and effectiveness of the Group’s internal financial controls and internal control and risk management systems;

Internal audit

3.6	where an internal audit function exists:

3.6.1	review and approve the remit of the internal audit function and ensure the function has the necessary resources and access to information to enable it to fulfil its mandate, and is equipped to perform in accordance with appropriate professional standards for internal auditors;

3.6.2	to consider and make recommendations to the Board regarding the appointment and removal of the head of the internal audit function;

3.6.3	to review and assess the annual internal audit plan;

3.6.4	receive a report on the results of the internal auditor’s work on a periodic basis;

3.6.5	to review and monitor management’s responsiveness to the findings and recommendations of the internal auditor;

3.6.6	to meet the head of internal audit at least once in each Financial Year, without management being present, to discuss their remit and any issues arising from the internal audit reviews carried out and give the head of the internal audit function a right of direct access to the Audit Committee; and

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3.6.7	monitor and review the effectiveness of the company’s internal audit function, in the context of the Company’s overall risk management system;

3.7	where external auditors are being considered to undertake aspects of the internal audit function, to consider the effect this may have on the effectiveness of the Group’s overall arrangements for internal control and investor perceptions;

Whistleblowing, Compliance and Fraud

3.8	to review the adequacy and security of the Group’s procedures by which employees and contractors may, in confidence, raise concerns about possible wrongdoing in matters of financial reporting or other matters. The Audit Committee shall ensure that these arrangements allow proportionate and independent investigation of such matters and appropriate follow up action;

3.9	to review the Group’s procedures for detecting fraud;

3.10	to review the Group’s systems and controls for the prevention of bribery and receive reports on non-compliance;

3.11	to review the adequacy and effectiveness of the Group’s anti-money laundering systems and controls; and

3.12	to review regular reports from the Compliance Officer and keep under review the adequacy and effectiveness of the company’s compliance function.

4.	Other matters

The Audit Committee shall:

4.1	have access to sufficient resources reasonably required in order to carry out its duties;

4.2	give due consideration to laws and regulations and any other applicable rules as appropriate;

4.3	oversee any investigation of activities which are within its terms of reference; and

4.4	from time to time review its constitution and terms of reference to ensure it is operating at maximum effectiveness and recommend any changes it considers necessary to the Board for approval.

5.	Reporting

The Audit Committee chairman shall:

5.1	report formally to the Board on its proceedings after each meeting on all matters within its duties and responsibilities;

5.2	make such recommendations to the Board as it deems appropriate on any area within its remit where action or improvement is desirable; and

5.3	promptly circulate minutes of Audit Committee meetings to all members of the Audit Committee and, once agreed, to all members of the Board.

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PART B: COMPENSATION COMMITTEE TERMS OF REFERENCE

1.	Composition and Meetings of the Compensation Committee

1.1	The Compensation Committee comprises not less than two Directors, including at least one A Director and at least one B Director.

1.2	The initial composition of the Compensation Committee shall be Bart Becht, Peter Harf, Alexandre Van Damme and up to 3 members identified by MDLZ prior to Closing.

1.3	The chairman of the Compensation Committee shall be appointed by the A Shareholder.

1.4	The chairman will ensure that the Committee receives information and papers in a timely manner to enable full and proper consideration to be given to the issues.

1.5	The quorum for meetings of the Compensation Committee is two of its members which must include one A Director and one B Director.

1.6	No one other than a Committee member is entitled to attend meetings of the Compensation Committee but others may attend by invitation. The Compensation Committee may invite any officer, director, employee of or adviser to the Group to attend for all or part of any meeting as and when appropriate and necessary.

1.7	Meetings of the Compensation Committee are to be held at least twice in each Financial Year and at such other times as determined by the Compensation Committee. Any of the Committee members may request a meeting of the Compensation Committee if he or she considers it necessary.

1.8	At least 10 Business Days’ written notice of a Compensation Committee meeting shall be given to each member of the Compensation Committee and any other person required to attend. Supporting papers shall be sent to the Compensation Committee members and to other attendees as appropriate, at the same time.

1.9	No Committee member shall participate in any discussion or decision on their own compensation.

2.	Authorisations

The Compensation Committee is authorised by the Board to:

2.1	undertake any activity within its terms of reference;

2.2	make recommendations to the Board;

2.3	obtain information it requires (including, without limitation, information on the compensation of any employee) from any employee of a Group Company;

2.4	obtain, at the Company’s expense, such legal or other independent professional advice as it deems reasonably necessary to fulfil its responsibilities;

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2.5	obtain, at the Company’s expense, but within any budgetary constraints imposed by the Board, compensation consultants, and to commission or purchase any relevant reports, surveys or information which it deems necessary to help fulfil its duties;

2.6	obtain the advice and assistance of any of the Company’s executives provided their role in providing such advice and assistance is clearly separated from their role within the business; and

2.7	secure the attendance of any person with relevant experience and expertise at Committee meetings if it considers this appropriate.

3.	Duties of the Compensation Committee

The duties of the Compensation Committee are to consider plans and make recommendations to the Board in respect of:

3.1	the leadership needs of the Group with a view to ensuring the continued ability of the Group to compete effectively in the marketplace;

3.2	the orderly succession of the Executive Team and other senior managers, so as to maintain an appropriate balance of skills and experience within the Group;

3.3	the compensation policy for the Executive Team and other senior managers, including pension rights and any compensation payments and their cost (taking into account all factors deemed necessary when determining the compensation policy, the object of which shall be to ensure that the Executive Team and other senior managers are provided with appropriate, stretching incentives to encourage enhanced performance and are, in a fair and responsible manner, rewarded for their contributions to the long-term success of the Group). No Director or member of the Executive Team and other senior managers shall be involved in any decisions as to their own compensation;

3.4	the ongoing appropriateness and relevance of the Group’s compensation policy, benefits policies and pension schemes;

3.5	the other provisions of the service agreements of the Executive Team and other senior managers (in particular the term, any notice period and compensation commitment on early termination);

3.6	the design and determination of targets for any performance-related pay schemes operated by the Group and the total annual payments made under such schemes;

3.7	the design, oversight and administration of any share incentive plans;

3.8	the policy for, and scope of, pension arrangements for each Management Director, members of the Executive Team and other senior managers;

3.9	contractual terms on termination to ensure that any payments made are fair to the individual and the Company, that failure is not rewarded and that the duty to mitigate loss is fully recognised;

3.10	pay and employment conditions across the Group especially when determining annual salary increases;

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3.11	any major changes in employee benefits and compensation structures (including pension) throughout the Company or Group; and

3.12	any other matters as referred to the Compensation Committee by the Board.

The duties of the Compensation Committee shall be limited to providing advice and recommendations to the Board in respect of matters referred to above and shall not include taking any decision to approve, proceed with or implement any such matters.

4.	Other matters

The Compensation Committee shall:

4.1	have access to sufficient resources reasonably required in order to carry out its duties;

4.2	give due consideration to laws, regulations and any other applicable rules, as appropriate;

4.3	oversee any investigation of activities which are within its terms of reference; and

4.4	from time to time review its constitution and terms of reference to ensure it is operating at maximum effectiveness and recommend any changes it considers necessary to the Board for approval.

5.	Reporting

The Compensation Committee’s chairman shall:

5.1	report formally to the Board on its proceedings after each meeting on all matters within its duties and responsibilities;

5.2	make recommendations to the Board as it deems appropriate on any area within its remit where action or improvement is desirable; and

5.3	promptly circulate minutes of the Compensation Committee meetings to all members of the Compensation Committee and, once agreed, to all members of the Board, unless a conflict of interest exists.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PART C: COMPLIANCE OFFICER DUTIES AND RESPONSIBILITIES

The Compliance Officer is authorised by the Board to:

1.	monitor on behalf of the parties the Company’s compliance with its obligations under clause 2.3 and receive any anonymous reports of non-compliance by the Company;

2.	develop, initiate, maintain and revise policies and procedures for the general operation of the Governance Policies and related activities to prevent illegal, unethical or improper conduct;

3.	manage the day-to-day operation of the Governance Policies;

4.	periodically review the Governance Policies to ensure the continuing currency and relevance of the Governance Policies in providing guidance to management, employees and anyone working on the Group’s behalf and to make recommendations to the Board if he considers any amendments to the Governance Policies to be necessary or desirable;

5.	respond to actual or alleged violations of Anti-Bribery Laws, and the Governance Policies by evaluating and/or recommending the initiation of investigative procedures;

6.	develop and oversee a system for uniform handling of violations of Anti-Bribery Laws and the Governance Policies;

7.	identify potential areas of compliance vulnerability and risk, develop/implement corrective action plans for resolution of issues and circumstances that could reasonably be expected to result in the violation of Anti-Bribery Laws or the Governance Policies including providing general guidance on how to avoid or deal with similar situations in the future;

8.	as promptly as practicable following discovery thereof, notify the Board of (A) any violation or significant risk of violation of any Anti-Bribery Law relating to the Group and (B) any material violation of the Governance Policies; and

9.	provide information to the Shareholders, upon request and at regular intervals, regarding compliance by the Company with Anti-Bribery Laws.

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SCHEDULE 5

THE EXECUTIVE TEAM AT CLOSING

CEO	Pierre Laubies

CFO	Michel Cup

Head Europe Region I & Brazil	Jan van Bon

Head Europe Region II	Roland Weening

Head of EEMEA Region	Taras Lukachuk

Head of AsiaPac Region *

Head of Out-of-Home	Peter Müller

Head of Category Marketing	Fiona Hughes

Head of R&D	David Smith

Head of Supply Chain and Operations *

Head of HR	Chet Kuchinad

PMI/ Strategy *

Chief Counsel/ Corporate Secretary **

*	To be confirmed prior to Closing
**	Direct report to CEO. Parties will in good faith consider the B Shareholder’s request to identify a candidate that will form part of the Executive Committee

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SCHEDULE 6

ACCOUNTING AND INFORMATION RIGHTS

PART A

Item	Deadline

Consolidated audited financial statements of the Group plus reconciliation from IFRS to US GAAP to the extent required to satisfy Mondelēz International, Inc.’s public reporting requirements (and information required from JV to complete Mondelēz International, Inc.’s SEC-required disclosures summarized in Part B below)	By 20 February of the next Financial Year[1]

Quarterly unaudited consolidated management accounts of the Group (P&L/BS/CF as per audited statements) plus reconciliation from IFRS to US GAAP to the extent required to satisfy Mondelēz International, Inc. public reporting requirements (and information required from the Company to complete Mondelēz International, Inc.’s SEC-required disclosures summarized in Part B below)	Within 20 calendar days of the end of each financial quarter[2]

Monthly unaudited consolidated management accounts of the Group (P&L / BS/CF as per audited statements)	Within 30 calendar days of the end of each month[3]

Annual accounts for each member of the Group (except where accounts or audits are not legally required)	Promptly after such accounts become available

Statement of progress against current Annual Contract	Within 30 calendar days of end of each month

High level statement of progress against current Strategic Plan	Bi annually

Written details (including estimate of potential liability) of any proceedings threatened or commenced against the Group which, if successful, would likely have a material adverse effect on the Group	Within 60 calendar days of the end of each financial quarter

[1]	Income statement information and related investment accounts to be provided to Mondelēz International, Inc. on a preliminary basis by the 10 th Business Day of the end of the Financial Year and confirmed or updated (as the case may be) as well as balance sheet information by 31 January
[2]	Income statement information and related investment accounts to be provided to Mondelēz International, Inc. on a preliminary basis by the 10 th day of the end of each financial quarter
[3]	Income statement information to be provided to Mondelēz International, Inc. on a preliminary basis by the 10th day of the end of each month

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PART B

Mondelēz International, Inc. SEC Required Disclosures

Following items need to be disclosed in the footnotes to the Mondelēz International, Inc. financial statements (10K/Q):

•    Name of each investment and percentage of ownership

•    Accounting policy of Mondelēz International, Inc.

•    Difference, if any, between the amount in which the investment is carried and the share of the net assets of the underlying equity (the percentage of net assets noted above)

•    Summarized information of the assets, liabilities and results of operations (or the filing of separate financial statements) of the investments carried under the equity method

•    Material effects of possible changes that would affect the share of earnings

•    Basis of presentation

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SCHEDULE 7

GOVERNANCE POLICIES

1.	Records and Information Compliance

2.	Antitrust & Compliance

3.	Policy against Money Laundering

4.	Custom & Trade Laws

5.	Interacting with Government Officials

6.	Policy against Corruption & Bribery

7.	External Business Gifts & Entertainment

8.	Charitable Contribution Standards

9.	Guidelines for Trade Associations

10.	Speaking Up & Investigations

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 8

DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made on [    ]

BY [    ], a company incorporated in [    ] (registered number [    ]), whose registered office is at [    ] (the “New Shareholder”).

INTRODUCTION:

(A)	The New Shareholder has agreed to acquire [all of the] [insert number] [A/B/ordinary] shares] [and loanstock] / [insert number] of [specify class of shares] in the capital of [ ] (the “Company”) held [directly/indirectly] by [insert Shareholder].

(B)	This Deed is made in compliance with clause 17.2.5 of the shareholders’ agreement dated [ ] between [ ] [and/,] [ ] and the Company (the “Shareholders’ Agreement”) under which it is a condition of the transaction referred to in (A) above that the New Shareholder executes a deed of adherence to the Shareholders’ Agreement prior to such acquisition.

(C)	Words and expressions defined in the Shareholders’ Agreement shall have the same meaning when used in this Deed.

IT IS AGREED as follows:

1.	The New Shareholder confirms that it has been given and has read a copy of the Shareholders’ Agreement and covenants with and for the benefit of each person named in the schedule to this Deed and for the benefit of any other person who becomes a party to the Shareholders’ Agreement after the date of this Deed to adhere to and be bound by the provisions of the Shareholders’ Agreement, and to perform the obligations imposed by the Shareholders’ Agreement which are to be performed on or after the date of this Deed, in all respects as if the New Shareholder were an original party to the Shareholders’ Agreement and were named in it as a Shareholder with the intent that the New Shareholder shall also be entitled to the benefit of the Shareholders’ Agreement as if it had been an original party to the Shareholders’ Agreement and was named in it as a Shareholder.

2.	[The definition of Shareholder Group Entity in relation to the New Shareholder for the purpose of clause 15.3 is [ ][4].]

3.	The details of the New Shareholder for the purposes of clause 30 of the Shareholders’ Agreement is set out below:

Address: [    ]

Fax number: [    ]

Marked for the attention of: [    ]

4.	The terms of clauses [31, 32 and 33] shall apply to this Deed as if incorporated in full herein.

[NB. Deed of Adherence to be signed by all Shareholders]

[4]	If New Shareholder is not an Oak or MDLZ group entity

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SCHEDULE 9

AGREED FORM DOCUMENTS

1.	Governance Policies

2.	Articles

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SCHEDULE 10

TRANSFER VALUE

1.	Following delivery of a Default Notice, each of the Defaulting and Non-defaulting Shareholder shall:

(a)	engage and instruct one internationally recognized investment banking firm (each an “Appraiser”) to assist it in satisfying its obligations hereunder;

(b)	permit the Appraisers to consult with one another in advance of the submission of the Appraisals (defined below) in order to share their views on any matters they deem relevant to the submission of the Appraisals; and

(c)	simultaneously submit to the other on the date which is 30 Business Days’ of the date of the Default Notice (unless some other date is mutually agreed) a proposed equity value for the Put or Call Shares (as the case may be) based on a Public Market Valuation of the Company prepared by, or with the assistance of, the Appraiser appointed by it (an “Appraisal”). In determining the price for the Put or Call Shares (as the case may be) the Public Market Valuation shall be allocated across all the Shares on a pro rata basis. The Appraisal shall include appropriate supporting information describing the methods by which the Public Market Valuation was determined.

2.	If the higher of the Appraisals is equal to or less than [ * * * ] of the lower of the Appraisals, the Transfer Value will be the average of the two Appraisals.

3.	If the higher of the Appraisals is more than [ * * * ] of the lower of the two Appraisals, the Defaulting Shareholder and Non-defaulting Shareholder shall, within 60 days of the date of the Default Notice, jointly select a third internationally recognized investment banking firm (the “Independent Appraiser”).

4.	The Independent Appraiser shall:

(a)	not be affiliated with either the Defaulting or the Non-defaulting Shareholder;

(b)	unless the Defaulting Shareholder and the Non-defaulting Shareholder agree otherwise, not have been engaged in the preceding 12 months to perform material financial advisory services for either Shareholder or its Affiliates; and

(c)	otherwise not reasonably be expected to be unable to deliver impartial advice with respect to the Appraisal to the Shareholders.

5.	The Independent Appraiser shall be given the Appraisals and shall, within 45 days of his appointment, notify each of the Defaulting and the Non-defaulting Shareholders in writing which Appraisal such firm considers to most closely approximate the actual equity value of the Put or Call Shares (as the case may be) on the basis of the actual Public Market Valuation of the Company (the “Final Appraisal”).

6.	If paragraph 5 applies, the Final Appraisal shall be the Transfer Value.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.	The Company shall provide, and each Shareholder shall procure that, each of the Appraisers, and the Independent Appraiser (if any) has such access to the accounting records and other relevant information and materials relating to the Group and access to the Group’s management as such Appraiser or the Independent Appraiser may reasonably request for the purposes of determining the Public Market Valuation of the Company and the equity value of the Put or Call Shares (as the case may be) in accordance with this schedule 10. Any information provided by the Company to one Appraiser in response to a request or otherwise shall be provided to the other Appraiser at the same time and any management or other presentations shall be made jointly to both Appraisers.

8.	Each of the Defaulting Shareholder and the Non-defaulting Shareholder shall bear the costs of the Appraiser appointed by it and the Company shall bear the costs of the Independent Appraiser.

9.	For the purposes of this schedule, “Public Market Valuation” means: a public market valuation of the Company based on customary valuation methodologies:

(i)	made with reference to a group of publicly traded companies in the consumer packaged goods sector that are financially and operationally comparable to, and having size, capitalisation, business and geographic mix, other business and growth and margin characteristics (and any other characteristics deemed relevant in the professional opinion of the Appraiser) similar to, the Company;

(ii)	taking into consideration the recent financial performance, condition and results of operations of the Company as well as the Company’s financial projections and operating assumptions contained in the prevailing Strategic Plan and Annual Contract;

(iii)	not including any discounts to such valuation due to the illiquid nature of the Shares or, prior to an Initial IPO, any discount relating to the fact that the Company is not a public company;

(iv)	based on (A) the valuation of the Group taken as a whole, (B) an assumption that the Company will remain independent and have the continued ownership of its subsidiaries and (C) an assumption that any commercial contracts between the Shareholders and the Company and their respective Affiliates in existence at that time shall remain in full force and effect and continue in accordance with their terms; and

(v)	taking into account whether or not any items are non-recurring.

10.	Notwithstanding anything contained herein to the contrary, following an Initial IPO, none of the procedures or provisions set forth in clauses 1 to 9 of this schedule 10 shall be applicable and the “Transfer Value” will be the volume weighted average price of the Company’s listed Shares for the 30 trading days ended 10 trading days prior to the earlier of (i) the date on which a public announcement was made of a matter constituting an Exit Event and (ii) the date on which the Non-defaulting Shareholder became aware of the occurrence of an Exit Event.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 11

STRATEGIC PLAN AND ANNUAL CONTRACT

The provisions set forth below set forth the parties’ understanding with respect to the preparation and content of the Strategic Plan and the Annual Contract. The Shareholders have formed the Company and combined their respective Coffee Businesses with the following common goals and aspirations which are expected to guide the Company’s long-term strategy, unless the parties agree otherwise in accordance with this Agreement:

•	To become a global challenger in the coffee industry via organic and acquisitive growth.

•	To become a ‘blue chip’ fast moving consumer goods company with a long-term goal to have a flexible, efficient capital structure consistent with an investment grade company in the absence of acquisitions.

•	To be best in class in terms of cost and working capital management.

•	To invest for long-term growth of the Company.

•	To maximize Shareholder value and returns.

1.	Preparation of Strategic Plan

1.1.	The initial Strategic Plan will be agreed between the Shareholders prior to Closing. After Closing, the Company shall adopt a Strategic Plan annually with respect to the three Financial Years commencing the next Financial Year. The Strategic Plan will address the high level strategic priorities for the Company over that period, and will include the items listed below under Strategic Plan. The Strategic Plan, as approved, is intended to represent the Board’s ratification of management’s proposed key strategic priorities for the Company over the underlying Strategic Plan period.

1.2.	The Executive Team shall prepare a draft of the Strategic Plan for the Strategic Plan period commencing as of the following year and present it to the Board for consideration by no later than [ * * * ] in each Financial Year. The Board shall consider and, if thought fit, approve the draft Strategic Plan as a Reserved Matter by the end of April.

2.	Preparation of Annual Contract

2.1.	The initial Annual Contract will be agreed between the Shareholders prior to Closing. After Closing, the Company shall adopt an Annual Contract in January of each Financial Year with respect to that Financial Year.

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2.2.	The Executive Team shall prepare a draft of the Annual Contract and present it to the Board and for consideration by no later than [ * * * ] in each Financial Year. The Board shall consider and, if thought fit, approve the draft Annual Contract by [ * * * ] of the next Financial Year.

3.	Interplay Between Strategic Plan and Annual Contract

3.1.	As detailed in the table below, the Strategic Plan developed by management and approved by the Board is intended to outline the long term vision and plan for the Business over the Strategic Plan period. The Annual Contract is management’s commitment to deliver against specified targets on an annual basis, taking into consideration the trajectory established by the underlying Strategic Plan and adjusted for the then current business parameters / drivers on an annual timeframe.

3.2.	The Shareholders acknowledge and agree that the projections included in the Strategic Plan are a key element of the Board’s governance and oversight of management and its vision for the Company. However, while management should have regard to the projections (and the other elements of the Strategic Plan) in formulating an Annual Contract, it is acknowledged that the primary purpose of the projections in the Strategic Plan is to help define and determine the Company’s strategic direction over the next 3 years as opposed to directing how the overall long term plan should be translated by management into specific short term targets in an Annual Contract. The Shareholders recognize that actual results achieved or actions taken may differ from what is implied by such projections.

3.3.	The Shareholders acknowledge and agree that deviations from the Strategic Plan and/or Annual Contract in any underlying Strategic Plan / Annual Contract planning period may be necessary or desirable to adjust for unforeseen events, including but not limited to in reaction to competitive changes, commodity price volatility or changes in the economic climate. To this extent, it is acknowledged that actual results achieved or actions taken by management in any Annual Contract period to address those unforeseen events may be inconsistent with the prevailing Strategic Plan and that such inconsistencies in and of themselves shall not be considered deviations from the Strategic Plan requiring approval by MDLZ as a Reserved Matter.

4.	Status Quo

4.1.	If in any Financial Year a draft Strategic Plan is not approved, the Group shall be managed in a way that is consistent with the long term strategy of the Company as manifested in the prevailing Strategic Plan with appropriate adjustments for changes in the competitive or economic environment.

4.2.	If in any Financial Year a draft Annual Contract is not approved, the Group shall be managed in a manner consistent with the prevailing Strategic Plan.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Purposes and Contents of Annual Contact and Strategic Plan

Strategic Plan	Annual Contract

Purpose and Process

•   Long-term plan for the Business

•   Identifies key strategic issues and opportunities to address

•   Defines vision for the business, including priorities with respect to geographic portfolio, product segments, branding, innovation, growth/margin ambition

•   Makes major decisions that drive the three-year business plan, beginning with the subsequent financial year

Contents

•   Situation Assessment

•   Market share performance vs. competitors

•   Key consumer trends

•   Commodity price projections and hedging strategy

•   Synthesis of issues and opportunities

•   Strategic Priorities for Company and all Regions

•   Where to play: priority markets and product segments

•   How to win: priorities and decisions regarding required actions/investments

•   M&A priorities

•   Financial Plan

•   Three year projected income statement, balance sheet, cash flow statement for the total entity by year

•   Year 3 p&l by key reporting entity (region), with comparison to current period p&l

•   Financial Policy

•   Decisions regarding uses of free cash flow, including capital expenditures, capital structure/ debt refinancing, dividend policy, acquisitions

Purpose and Process

•   Annual operational plan for the Business

Contents

•   Planned Full Income Statement, Balance Sheet, cash flow statements for total entity including capital structure, debt portion, dividend, CAPEX, OWC Performance, split in volume, price, mix and market growth assumption

•   Budget phasing total entity per month for full income statement.

•   Performance split per segment up to contribution margin after A&P, including volume, price, mix.

•   For all regions, income statement up to EBITDA, split per segment up to contribution margin after A&P, CAPEX and OWC performance, including volume, price, mix.

•   Commodity hedging and currency assumptions.

•   Total marketing plans, including new product launches, product pricing and brand positioning/activation plans.

•   Full detail overview of cost saving initiatives and restructuring activities.

•   R&D overview of innovations pipeline and status.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 12

NON-BUSINESS ACTIVITIES

Delta operates the following businesses:

•	The manufacture, sale and distribution of Natreen sweetener.

•	Cross selling products, such as sugar sticks through the out-of-home channel.

•	Operating/ vending services in the out-of-home and professional business channels.

•	Selling ancillary products such as cups and saucers in the Coffee Shops.

•	Operating coupon redemption stores in the Netherlands.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 13

AMENDMENTS FOLLOWING STEP DOWN RIGHTS

Percentage ownership	Item	Amendments to Shareholders’ Agreement
Less than [ * * * ] but more than (or equal to) [ * * * ]	• Board Composition

•    Clause 3.2.3 shall be deleted in its entirety and replaced with the following:

“The B Shareholder shall be entitled to appoint up to two non-executive B Directors to the Board and to remove any B Director appointed by it from time to time.”

•    Clause 4.4 shall be deleted in its entirety and replaced with the following:

“Subject to clause 4.5, on any vote on a resolution of the Directors, each Director will have one vote. Subject to the specific requirements in clause 6 relating to Reserved Matters (a) resolutions of the Directors shall be decided by simple majority vote, calculated in accordance with the preceding sentence and (b) if a vote of the Directors is tied, the Chairman (or the Director acting as chairman at the relevant meeting in accordance with clause 3.4.4) will have a casting vote.”

• Appointment of Executive Team

•    Clause 5.1.2 shall be deleted in its entirety and replaced with the following:

“The appointment or removal of the Executive Team shall be determined by the Board. The Board will cooperate to create a shortlist of candidates taking into account recommendations from both Shareholders, and the Board will appoint candidates from that list.”

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Percentage ownership	Item	Amendments to Shareholders’ Agreement
• Reserved Matters

•   Each of paragraphs 4, 5, 6, 7, 12, 14, 15, 16, 18, 19, 20, 22, 23, 24, 25, 26, 27 and 28 of schedule 1 shall be deleted in their entirety and replaced with the words “[intentionally blank]”.

•   If (i) at the time of the Step Down, an Initial IPO has occurred or (ii) if later, with effect from the date of an Initial IPO:

•   paragraphs 9 and 10 of schedule 1 shall also be deleted in their entirety and replaced with the words “[intentionally blank]”; and

•   the last sentence of clause 15.4.4 shall be deleted in its entirety.

•   The definition of “Initial IPO” shall be deleted in its entirety and replaced with:

““Initial IPO” means completion of the first to occur of (i) an IPO of Shares held by a Shareholder following an IPO Process and (ii) and IPO of New Shares in the Company;”

Less than [ * * * ] but more than (or equal to) [ * * * ]	• Board Composition

•   Clause 3.2.3 shall be deleted in its entirety and replaced with the following:

“The B Shareholder shall be entitled to appoint one non-executive B Director to the Board and to remove the B Director appointed by it from time to time.”

•   Clause 4.4 shall be deleted in its entirety and replaced with the following:

“Subject to clause 4.5, on any vote on a resolution of the Directors, each Directors will have one vote. Subject to the specific requirements in clause 6 relating to Reserved Matters (a) resolutions of the Directors shall be decided by simple majority vote, calculated in accordance with the preceding sentence and (b) if a vote of the Directors is tied, the Chairman (or the Director acting as chairman at the relevant meeting in accordance with clause 3.4.4) will have a casting vote.”

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Percentage ownership	Item	Amendments to Shareholders’ Agreement
• Appointment of Executive Team

•   Clause 5.1.2 shall be deleted in its entirety and replaced with the following:

“The appointment or removal of the Executive Team shall be determined by the Board. The Board will cooperate to create a shortlist of candidates taking into account recommendations from both Shareholders, and the Board will appoint candidates from that list.”

• Reserved Matters

•   Paragraph 1 of schedule 1 shall be deleted in its entirety and replaced with the following words:

“ Amending:

1.1 the memorandum of association or the articles of association of the Company or the rights attaching to the shares in the capital of the Company, other than to the extent required in connection with matters specifically approved or permitted under this schedule 1 and only to the extent that such amendments would adversely impact the B Shareholder; and

1.2 in any material respect, the memorandum of association or the articles of association of any other Group Company or the rights attaching to the shares in the capital of any other Group Company other than to the extent required in connection with matters specifically approved or permitted under this schedule 1 and only to the extent that such amendments would adversely impact the B Shareholder.

•   Each of paragraphs 4, 5, 6, 7, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 27 and 28 of schedule 1 shall be deleted in their entirety and replaced with the words “[intentionally blank]”.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Percentage ownership	Item	Amendments to Shareholders’ Agreement

•    The last sentence of clause 15.4.4 shall be deleted in its entirety.

•    The definition of “Initial IPO” shall be deleted in its entirety and replaced with:

““Initial IPO” means completion of the first to occur of (i) an IPO of Shares held by a Shareholder following an IPO Process and (ii) and IPO of New Shares in the Company;”

• Reporting to Shareholders

•    Clause 10.2 shall be deleted in its entirety and replaced with the following:

“The Company shall supply each Shareholder with all information, and within such timeframes as may reasonably be required by it in order to comply with applicable Laws or to meet its or its Affiliates’ respective audit requirements.”

Less than [ * * * ]	• Board Composition

•    Definition of “B Director” in schedule 14 shall be deleted in its entirety.

•    Definition of “Directors” in schedule 14 shall be deleted in its entirety and replaced with the following:

“Director” means an A Director or a Management Director, as the case may require, and “Directors” shall be construed accordingly.”

•    Clause 3.2.3 shall be deleted in its entirety and replaced with the words “[intentionally blank]”.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Percentage ownership	Item	Amendments to Shareholders’ Agreement

•   Clause 3.3.1 shall be deleted in its entirety and replaced with the following:

“Any appointment or removal of an A Director by the A Shareholder shall be made by the A Shareholder giving written notice to the Company. The appointment or removal shall, to the extent permitted by Law, take effect immediately upon receipt of the notice by the Company or such later date specified by the A Shareholder in the notice.

•   Clause 3.3.2 shall be deleted in its entirety and replaced with the following:

“If an A Director dies, resigns, is removed or retires, the A Shareholder may appoint another Director in accordance with this clause 3.”

•   Clause 4.3.1 shall be deleted in its entirety and replaced with the following:

“No business shall be transacted at any meeting of the Board unless a quorum is present at the time when the meeting proceeds to business and remains present during the transaction of such business. Subject to clause 4.4, the quorum for transacting business at any Board meeting shall be at least 2 A Directors. A Director shall be regarded as present for the purposes of a quorum if represented by an attorney appointed in accordance with clause 4.6.”

•   Clause 4.4 shall be deleted in its entirety and replaced with the following:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Percentage ownership	Item	Amendments to Shareholders’ Agreement

“Subject to clause 4.5, on any vote on a resolution of the Directors each A Director and Management Director will have one vote. Resolutions of the Directors shall be decided by simple majority vote, calculated in accordance with the preceding sentence and if a vote of the Directors is tied, the Chairman (or the Director acting as chairman at the relevant meeting in accordance with clause 3.4.4) will have a casting vote.”

•   Paragraph 1.1 of part A of schedule 4 shall be deleted in its entirety and replaced with the following:

“The Audit Committee comprises not less than two Directors, including at least one A Director.”

•   Paragraph 1.5 of part A of schedule 4 shall be deleted in its entirety and replaced with the following:

“The quorum for meetings of the Audit Committee is two of its members which must include one A Director.”

•   Paragraph 1.1 of part B of schedule 4 shall be deleted in its entirety and replaced with the following:

“The Compensation Committee comprises not less than two Directors, including at least one A Director.”

•   Paragraph 1.5 of part A of schedule 4 shall be deleted in its entirety and replaced with the following:

“The quorum for meetings of the Compensation Committee is two of its members which must include one A Director.”

	• Appointment of Executive Team	• Clause 5.1.2 shall be deleted in its entirety and replaced with the following: “The appointment or removal of the Executive Team shall be determined by the Board.”

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Percentage ownership	Item	Amendments to Shareholders’ Agreement
• Reserved Matters

•   Clause 2.2.1 shall be deleted in its entirety and replaced with the following;

“Each Shareholder and the Company agrees that the business of the Group shall be confined to the Business, unless a change in the Business is approved by the Board.”

•   Clauses 6.1, 6.2 and 6.3 shall be deleted in their entirety and replaced with the words “[intentionally blank]”.

•   Clause 6.5 shall be deleted in its entirety and replaced with the following:

“In determining whether a matter is a Board Authority Matter, a series of related transactions shall be construed as a single transaction, and any amounts involved in the related transactions shall be aggregated.”

•   The last sentence of clause 13 shall be deleted in its entirety.

•   The last sentence of clause 15.4.4 shall be deleted in its entirety.

•   Schedule 1 shall be deleted in its entirety and replaced with the words “[intentionally blank]”.

•   Paragraph 1.2 of schedule 11 shall be deleted in its entirety and replaced with the following:

“The Executive Team shall prepare a draft of the Strategic Plan for the Strategic Plan period commencing as of the following year and present it to the Board for consideration by no later than 1 April in each Financial Year. The Board shall consider and, if thought fit, approve the draft Strategic Plan by the end of April.”

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Percentage ownership	Item	Amendments to Shareholders’ Agreement
• Reporting to Shareholders

•   Clause 10.2 shall be deleted in its entirety and replaced with the following:

“The Company shall supply each Shareholder with all information, and within such timeframes, as may reasonably be required by it in order to comply with applicable Laws or to meet its or its Affiliates’ respective audit requirements.”

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 14

INTERPRETATION

1.	INTERPRETATION

1.1	In this Agreement:

“[ * * * ] anniversary” has the meaning set out in clause;

“A Director” means a non-executive director (niet uitvoerend bestuurder) of the Company appointed by the A Shareholder in accordance with clause 3.3.1;

“A Shareholder” means Oak and any Shareholder Group Entity to which Shares are transferred in accordance with clause 15.3;

“A Shares” means the A ordinary shares in the capital of the Company;

“Acceptance Period” has the meaning set out in clause 15.5.3;

“Acorn/JAB Change of Control” has the meaning set out in clause 16.7;

“Acquiring Shareholder” has the meaning set out in clause 14.4;

“Affiliate” means, in relation to a person, any parent, subsidiary or any other subsidiaries of any such parent and any other person which Controls, is Controlled by or is under common Control with such person, but excluding any Group Company in the case where such person is a Shareholder;

“Agent” means, with respect to an entity, any director, officer, employee or other representative of such entity; any person for whose acts such entity may be vicariously liable; and any other person that acts for or on behalf of, or provides services for or on behalf of, such entity, in each case, while acting in his capacity as such;

“Annual Contract” means the annual contract from time to time for the Group prepared and approved in accordance with schedule 11;

“Anti-Bribery Laws” means, to the extent applicable to a Group Company, any of its Agents, or any Shareholder (as applicable) from time to time, the US Foreign Corrupt Practices Act 1977, as amended, any rules and regulations thereunder, the Bribery Act 2010, any rules and regulations thereunder, any similar laws or regulations in any jurisdiction (including any other anti-corruption or anti-bribery law or regulation applicable to a company whose shares are listed on a stock exchange in the United States of America, or any other such law or regulation of the United States of America that has extraterritorial reach), and any other national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions;

“Appraisal” has the meaning set out in paragraph 1(c) of schedule 10;

“Appraiser” has the meaning set out in paragraph 1(a) of schedule 10;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Articles” means the articles of association of the Company from time to time, initially being those in the agreed form;

“Audit Committee” means the audit committee of the Board;

“Auditors” means the auditors of the Company from time to time;

“B Director” means a non-executive director (niet uitvoerend bestuurder) of the Company appointed by the B Shareholder in accordance with clause 3.3.1;

“B Shareholder” means MDLZ and any Shareholder Group Entity to which Shares are transferred in accordance with clause 15.3;

“B Shares” means the B ordinary shares of in the capital of the Company;

“Board” means the board of directors of the Company from time to time;

“Board Authority Matters” has the meaning set out in clause 6.4;

“Business” has the meaning set out in clause 2.1.1;

“Business Day” means any day (other than a Saturday or Sunday) when banks in Amsterdam and New York City are open for the transaction of normal business;

“Call Shares” has the meaning set out in clause 16.2.1;

“Call Notice” has the meaning set out in clause 16.2.1;

“CEO” means the chief executive officer of the Group from time to time;

“CFO” means the chief financial officer of the Group from time to time;

“Chairman” has the meaning set out in clause 3.4.1;

“Closing” means closing of the Global Contribution Agreement in accordance with its terms;

“Closing Debt Documents” has the meaning set out in paragraph 23 of schedule 1;

“Coffee” has the meaning set out in clause 2.1.1(b)(i);

“Coffee Beverages” has the meaning set out in clause 2.1.1(b)(i);

“Coffee Products” has the meaning set out in clause 2.1.1(b)(i);

“Coffee Shop” means a branded retail outlet the primary business of which is the sale of brewed Coffee Beverages and Tea Beverages for immediate consumption;

“Company” means Charger Top HoldCo B.V., a company incorporated under the laws of The Netherlands with its registered office at Oosterdoksstraat 80, 1011 DK Amsterdam and with registered number 60612568;

“Compensation Committee” means the compensation committee of the Board;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Competing Business Portion” has the meaning set out in clause 14.3.1;

“Competitor Event” has the meaning set out in clause 16.7;

“Compliance Officer” has the meaning set out in clause 5.4.1;

“Confidential Information” has the meaning set out in clause 22.1;

“Consideration Period” has the meaning set out in clause 15.6.3;

“Control” means the power of a person (or persons acting in concert) to secure that the affairs of another are conducted directly or indirectly in accordance with the wishes of that person (or persons acting in concert) including by means of:

(a)	in the case of a company, being the beneficial owner of more than 50% of the issued share capital of or of the voting rights in that company, or having the right to appoint or remove a majority of the directors or otherwise control the votes at board meetings of that company by virtue of any powers conferred by the articles of association, shareholders’ agreement or any other document regulating the affairs of that company; or

(b)	in the case of a partnership, being the beneficial owner of more than 50% of the capital of that partnership, or having the right to control the composition of or the votes of the majority of the management of that partnership by virtue of any powers conferred by the partnership agreement or any other document regulating the affairs of that partnership;

and “Controlled” shall be construed accordingly. For these purposes, “persons acting in concert”, in relation to a person, are persons which actively co-operate, pursuant to an agreement or understanding (whether formal or informal) with a view to obtaining, maintaining or consolidating Control of that person;

“Deadlock” has the meaning set out in clause 7.1.1;

“Deadlock Matter” has the meaning set out in clause 7.1.1;

“Deadlock Notice” has the meaning set out in clause 7.1.1;

“Deadlock Resolution Period” has the meaning set out in clause 7.2.2;

“Deed of Adherence” means a deed substantially in the form set out in schedule 8;

“Default Notice” has the meaning set out in clause 16.3;

“Deferral Notice” has the meaning set out in clause 16.6.2.

“Defaulting Shareholder” has the meaning set out in clause 16.7;

“Director” means a A Director, a B Director or a Management Director, as the case may require, and “Directors” shall be construed accordingly;

“Dividend Policy” has the meaning set out in clause 12.1;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right (for the purposes of paragraph 25 of schedule 1 only, granting security) or interest or other encumbrance (for the purposes of paragraph 25 of schedule 1 only, granting security) or security interest of any kind, or another type of agreement or arrangement having similar effect including anything analogous to any of the foregoing under the laws of any jurisdiction;

“Escalation Representatives” has the meaning set out in clause 7.2;

“Excluded NA Business” means a Competitive Business Portion or a New Opportunity in the United States of America or Canada or Mexico;

“Executive Team” means the CEO, the CFO and all direct reports of the CEO including legal;

“Existing External Benefits” means any benefits associated with any equity instruments in, or benefit plan of, a Shareholder or its Affiliate to which such person was entitled immediately prior to Closing which is not transferred to, or assumed by, any Group Company pursuant to the Global Contribution Agreement;

“Exit Event” has the meaning set out in clause 16.7;

“Final Appraisal” has the meaning set out in paragraph 5 of schedule 10;

“Financial Debt” means all borrowings and other indebtedness by way of overdraft, acceptance credit or similar facilities, loan stocks, bonds, debentures, notes, debt, supplier/customer factoring, inventory, financing, finance leases or sale and lease back arrangements or any other arrangements the purpose of which is to borrow money, together with forex, interest rate or other swaps, hedging obligations, bills of exchange, recourse obligations on factored debts and obligations under other derivative instruments, in each case with the exception of (i) any debt which is owed by a Group Company (other than the Company) to the Company or to another Group Company and (ii) ordinary trade credit;

“Financial Year” means, in relation to the Company, a financial accounting period of 12 months starting on 1 January and ending on 31 December but, in the first year in which the Company is formed, means the period starting on the day the Company is formed and ending on 31 December 2014;

“French Closing” has the meaning given to it in the Global Contribution Agreement;

“French Contribution Agreement” has the meaning given to it in the Global Contribution Agreement;

“French Offer Letter” has the meaning given to it in the Global Contribution Agreement;

“Global Contribution Agreement” means the global contribution agreement (excluding MDLZ’s French coffee business) between Mondelēz International Holdings LLC, Acorn Holdings B.V., Charger OpCo and the Company having the same date as this Agreement;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Government” or “Government Entity” means any agency, instrumentality, subdivision or other body of any federal, regional, or municipal government, any commercial or similar entities that the government controls or owns (whether partially or completely), including any state-owned and state-operated companies or enterprises, any international organizations such as the United Nations or the World Bank, and any political party;

“Government Official” means (i) an employee, officer or representative of, or any person otherwise acting in an official capacity for or on behalf of a Government Entity; (ii) a legislative, administrative, or judicial official, regardless of whether elected or appointed; (iii) an officer of or individual who holds a position in a political party; (iv) a candidate for political office; (v) an individual who holds any other official, ceremonial, or other appointed or inherited position with a government or any of its agencies; or (vi) an officer or employee of a supra-national organization (e.g., World Bank, United Nations, International Monetary Fund, OECD);

“Governance Policies” means the governance policies in the agreed form listed in schedule 7 and such other policies as a Shareholder considers appropriate, necessary or desirable from time to time for the purpose of compliance by the Company or such Shareholder with applicable Law;

“Group” means the Company and its subsidiaries from time to time and “Group Company” shall be construed accordingly;

“Independent Appraiser” has the meaning set out in paragraph 3 of schedule 10;

“Initial IPO” means completion of the first to occur of (i) an IPO of Shares held by a Shareholder following an IPO Process and (ii) an IPO of New Shares in the Company which had received approval as a Reserved Matter;

“Initial Process” has the meaning set out in clause 15.4.3;

“Insolvency Event” means, in relation to a specified person, any of the following events:

(a)	an encumbrancer taking possession of, or a trustee being appointed in respect of, all or any material part of the business or assets of the person, or any mortgage or charge, howsoever created or arising, over any of its assets being enforced;

(b)	the person having a receiver, administrative receiver, administrator, compulsory manager, trustee, liquidator or other similar officer over the whole or any material part of its assets or undertaking appointed;

(c)	the person being unable or admitting inability to pay its debts as they fall due or having any voluntary arrangement proposed in relation to it or entering into any scheme of arrangement relating to any insolvency (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Non-Defaulting Shareholder);

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)	a petition being presented or any corporate action, legal proceedings or other step being taken for the purpose of winding up the person which is not withdrawn within 15 Business Days or which cannot reasonably be shown to be frivolous, vexatious or an abuse of the process of the court or which relates to a claim to which the person has a good defence and which is being contested in good faith by the person;

(e)	an order being made or resolution passed for the winding up of the person or a notice being issued convening a meeting for the purpose of passing any such resolution other than a solvent reorganisation which has the prior written approval of the Non-Defaulting Shareholder;

(f)	any petition being presented, notice given or other step being taken for the purpose of the appointment of an administrator of the person or an administration order being made in relation to the person; or

(g)	any act, event or circumstance analogous to any of the aforesaid occurring in any jurisdiction in which the person is incorporated or established;

“Intellectual Property” means all industrial and intellectual property rights, whether registered or not, including pending applications for registration of such rights and the right to apply for registration or extension of such rights including patents, petty patents, utility models, design patents, designs, copyright (including moral rights and neighbouring rights), database rights, rights in integrated circuits and other sui generis rights, trade marks, trading names, company names, service marks, logos, the get up of products and packaging, geographical indications and appellations and other signs used in trade, internet domain names, social media user names, rights in know how and any rights of the same or similar effect or nature as any of the foregoing anywhere in the world;

“IPO” has the meaning set out in clause 15.6.1;

“IPO Acceptance Notice” has the meaning set out in clause 15.6.3;

“IPO Acceptance Period” has the meaning set out in clause 15.6.3;

“IPO Notice” has the meaning set out in clause 15.6.1;

“IPO Process” has the meaning set out in clause 15.4.1;

“IPO Value” has the meaning set out in clause 15.6.2;

“Law” means all civil and common law, statute, subordinate legislation, treaty, regulations, directive, decision, by-law, ordinance, code, order, decree, injunction or judgment of any government, quasi-government, statutory, administrative or regulatory body, court or agency;

“LCIA Court” has the meaning set out in clause 32.2;

“LCIA Rules” has the meaning set out in clause 32.1;

“Longstop Date” has the meaning set out in clause 16.6.2;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Management Director” means the executive directors (“uitvoerende bestuurders”) from time to time as appointed in accordance with clause 3.2.4;

“Management Equity” has the meaning set out in paragraph 9 of schedule 1;

“[ * * * ]” means a transaction in which one person [ * * * ];

“MDLZ Shareholder” has the meaning set out in clause 29.2.1;

“Mirror Scheme” has the meaning given in the Global Contribution Agreement.

“Net Operating Profit” means operating income before interest and taxes (including net income and/or royalties received from interest in any unconsolidated joint ventures but excluding restructuring costs, integration costs, acquisition or divestiture related costs, write-downs of goodwill and impairment charges) less (i) net interest expense and (ii) provisions for tax;

“New Opportunity” has the meaning set out in clause 14.6.1;

“New Shares” has the meaning set out in clause 19.1;

“Non-defaulting Shareholder” has the meaning set out in clause 16.7;

“Non JV Business” has the meaning set out in clause 14.5;

“Notice” has the meaning set out in clause 30.1;

“Offer” has the meaning set out in clause 15.5.2;

“Offer Period” has the meaning set out in clause 15.5.2;

“Offer Price” has the meaning set out in clause 15.5.2;

“Other Shareholder” has the meaning set out in clause 15.6.1;

“Pension Claim” means any loss, liability, contribution, cost and expense incurred, sustained or paid by a Shareholder or any Shareholder Group Entity (including any costs and expenses sustained or paid as a result of defending or settling a claim) which arises out of or in connection with any Pension Scheme sponsored or operated by any Group Company or to or in respect of which any Group Company has an obligation to make payment or otherwise provide financial support where such loss, liability, contribution, cost or expense arises as a result of any claim, proceeding or action (including any warning notice given by the UK Pensions Regulator under the UK Pensions Act 2004) during the period commencing on Closing and ending on the date that is 6 years after the occurrence of any of the events specified in Clause 20.1.

“Public Market Valuation” has the meaning set out in paragraph 9 of schedule 10;

“Put Notice” has the meaning set out in clause 16.3;

“Put Shares” has the meaning set out in clause 16.3;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Quarter” means each period of three calendar months commencing on 1 January, 1 April, 1 July and 1 October in each Financial Year;

“Quarterly Meetings” has the meaning set out in clause 4.1.1;

“Referring Shareholder” has the meaning set out in clause 14.6.1;

“Regulatory Consent” means a consent, clearance, approval or permission or exhaustion of any applicable waiting period necessary to enable a transferring Shareholder and/or purchaser of Shares to be able to complete a transfer of Shares under (a) the rules or regulations of any stock exchange on which it or any of its Affiliates is quoted; or (b) the rules or regulations of any governmental, statutory or regulatory body including any competition, antitrust and/or merger control authority in those jurisdictions where the transferring shareholder, the purchaser of Shares, the Company or any of their respective Affiliates carries on business;

“Regulatory Longstop Date” has the meaning set out in clause 18.2;

“Relevant Proportion” has the meaning set out in clause 19.2;

“Report” has the meaning set out in clause 15.6.2;

“Report Value” has the meaning set out in clause 15.6.2;

“Representatives” means the representatives, agents and professional advisers of a person (including attorneys, financial advisers, consultants, accountants and other third party advisers). Solely with respect to the A Shareholder, Representatives shall expressly include the general partners and members of the board of directors, shareholder committees or investment committees, as applicable of each of Acorn Holdings B.V., Donata Holding SE, Parentes Holding SE, JAB Holding sarl, JAB Holdings BV, Societe Familiale d’Investissements S.A., Quercus B.V. and BDT Oak Acquisition B.V. and their respective limited partners;

“Reserved Matters” means those matters as indicated in schedule 1;

“Response Notice” has the meaning set out in clause 15.5.3;

“Restricted Person” means:

(a)	[ * * * ], as amended with the agreement of the A Shareholder and the B Shareholder at least every 3 years to reflect any changes in the competitive environment;

(b)	any person (including its Affiliates) known to the transferor or having made reasonable enquiry) to have been convicted of, or plead guilty to, a breach of Anti-Bribery Laws or Sanctions Laws and where an association with such person would reasonably be expected to result in material reputational damage to the B Shareholder or any of its Affiliates;

“ROFO Notice” has the meaning set out in clause 15.5.1;

“ROFO Process” has the meaning set out in clause 15.4.1;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Sale Shares” has the meaning set out in clause 15.5.1;

“Sanctions Laws” means any applicable export control and economic sanctions laws and regulations of the United States of America, the United Kingdom, the European Union (or any Member State thereof), the United Nations and each other jurisdiction in which the Company operates or to which it is subject from time to time, including, without limitation, the US Export Administration Regulations, the US International Traffic in Arms Regulations, the US Department of Treasury Office of Foreign Asset Control’s economic sanctions regulations, sanctions programmes maintained by Her Majesty’s Treasury and any applicable European Union restrictive measure that has been implemented pursuant to any European Council or Commission Regulation or Decision adopted pursuant to a Common Position in furtherance of the European Union’s Common Foreign and Security Policy;

“Shareholder Instruments” means any instrument, document or security granting a right of subscription for, or conversion into, shares in the capital of any Group Company or loan notes or debt securities issued by a Group Company;

“Shareholder Group Entity” means, (i) in the case of Oak, Acorn Holdings B.V. and each of its wholly-owned subsidiaries from time to time, (ii) in the case of MDLZ, Mondelēz International, Inc. and each of its wholly-owned subsidiaries from time to time and (iii) in the case of any other Shareholder, to its Affiliates from time to time;

“Shareholders” means Oak and MDLZ and any other person to whom Shares have been transferred or issued in accordance with the terms of this Agreement and who has executed a Deed of Adherence, and “Shareholder” shall mean any one of them;

“Shares” means shares in the capital of the Company from time to time which is at Closing, the A Shares and the B Shares;

“Short Notice Meeting” has the meaning set out in clause 4.2.2;

“Single Purchaser” has the meaning set out in clause 15.8.1;

“Single Purchaser Sale” has the meaning set out in clause 15.8.1;

“Step Down” has the meaning given to it in clause 17.5;

“Strategic Plan” means the strategic plan from time to time for the Group prepared and approved in accordance with schedule 11;

“Surviving Provisions” means clause 1, clause 14.1, 14.2 and 14.3, clause 22, clause 23, clause 24, clause 25, clause 26, clause 27, clause 28, clause 29, clause 30, clause 31, clause 32 and clause 33 of this Agreement;

“Tag Along Notice” has the meaning set out in clause 15.8.1;

“Tag Along Response Notice” has the meaning set out in clause 15.8.2;

“Tax Matters Agreement” means the global tax matters agreement between Mondelēz International Holdings LLC, Acorn Holdings B.V. and the Company have the same date as this Agreement;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Taxing Authority” means any governmental authority of, including, but not limited to, any country, state, province, territory, possession, county, municipality, or other political subdivision responsible for the imposition or collection of any Tax;

“Tea” has the meaning set out in clause 2.1.1(b)(ii);

“Tea Beverages” has the meaning set out in clause 2.1.1(b)(ii);

“Tea Products” has the meaning set out in clause 2.1.1(b)(ii);

“Terminating Breach” means:

(a)	a breach by the A Shareholder or the B Shareholder of clause 14.1.1 or clause 15.1 of this Agreement; or

(b)	a breach by the A Shareholder of clause 2.3.1 or by a Group Company of clause 2, which will, or would reasonably be expected to, result in a liability for MDLZ; provided, however, that the existence of such a breach shall be subject to confirmation by reputable outside counsel selected by MDLZ following a reasonable investigation of the circumstances;

(c)	implementation of a Reserved Matter in breach of clause 6 which has or is reasonably likely to have materially adverse consequences for the B Shareholder. For the purposes of this definition, implementation of any of the Reserved Matters included in paragraphs 4, 9, 11, 12, 13, 14 and 17 of schedule 1 shall always be considered to have materially adverse consequences for the B Shareholder;

“Termination Notice” has the meaning set out in clause 15.6.7;

“Third Party” means a bona fide third party which is not a Shareholder or an Affiliate of a Shareholder;

“Transaction Documents” means the Tax Matters Agreement and the Transitional Services Agreement;

“Transfer Date” has the meaning set out in clause 16.5.1(b);

“Transfer Notice” has the meaning set out in clause 15.9.1;

“Transfer Value” means the value determined in accordance with schedule 10;

“Transferring Shareholder” has the meaning set out in clause 15.6.1;

“Transitional Services Agreement” means the transitional services agreement to be entered into between Mondelēz International Holdings LLC and the Company on or around the date of Closing;

“Valuer” has the meaning set out in clause 15.6.2;

“Working Hours” means 9.30 a.m. to 5.30 p.m. on a Business Day.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.2	In this Agreement, a reference to:

1.2.1	(i) a “subsidiary” of an undertaking (“A”) is to any other undertaking, the business affairs of which can be directed by A either directly or indirectly, alone or together with group entities, through the exercise or non-exercise of any voting power in any meeting of shareholders or in any meeting of managing directors (bestuur) or supervisory directors (raad van commissarissen) (if any) or managers or otherwise, whether by agreement or otherwise; and (ii) a “parent” of an undertaking (“B”) is to any other undertaking who can direct the business affairs of B either directly or indirectly, alone or together with group entities, through the exercise or non-exercise of any voting power in any meeting of shareholders or in any meeting of managing directors (bestuur) or supervisory directors (raad van commissarissen) (if any) or managers or otherwise, whether by agreement or otherwise; (iii) a parent shall be treated as the parent of undertakings in relation to which any of its subsidiaries are, or are to be treated, as parents, and references to subsidiaries shall be construed accordingly; and (iv) a “wholly owned” undertaking of another undertaking (“C”) includes an undertaking that C would own 100% of the shares or voting rights in, but for that undertaking having one or more nominee shareholders for legal, regulatory or administrative reasons;

1.2.2	references to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

1.2.3	any statute or statutory provision includes a reference to the statute or statutory provision as amended, modified or re-enacted or both from time to time (whether before or after the date of this Agreement) and any subordinate legislation made under the statute or statutory provision (whether before or after the date of this Agreement);

1.2.4	a document in the “agreed form” is a reference to a document in a form approved and for the purposes of identification initialled by or on behalf of the Shareholders;

1.2.5	a “person” includes a reference to:

(a)	any individual, firm, company, corporation or other body corporate, unincorporated organisation, government, state or agency of state, local or municipal authority or government body or any joint venture, association, organisation, trust or partnership, works council or employee representative body (whether or not having separate legal personality);

(b)	that person’s legal personal representatives, successors, permitted assigns and permitted nominees in any jurisdiction and whether or not having separate legal personality;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.2.6	a “party” is a reference to a party to this Agreement (either by virtue of having executed this Agreement or having entered into a deed of adherence to it) and includes a reference to that party’s legal personal representatives, successors and permitted assigns, and “parties to this Agreement” and “parties” shall be construed accordingly;

1.2.7	the phrase “so far as it is able” in the context of an obligation of a party to procure any action under this Agreement shall mean to the extent that such party is legally able to do so in its capacity as a Shareholder or Director (as the case may be), including the exercise of all voting rights, powers and other rights (direct and indirect) available to it in that capacity and, in the case of directors, subject to their statutory fiduciary duties;

1.2.8	a clause, part, paragraph or schedule, unless the context otherwise requires, is a reference to a clause, part, paragraph of, or schedule to, this Agreement;

1.2.9	(unless the context otherwise requires) the singular shall include the plural, and vice versa;

1.2.10	one gender shall include each gender; and

1.2.11	this Agreement, a Transaction Document or any other document referred to in this Agreement is a reference to that Transaction Document or other document as amended, varied, novated, supplemented or replaced from time to time (other than in breach of the provisions of this Agreement).

1.3	The ejusdem generis principle of construction shall not apply to this Agreement. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words. Any phrase introduced by the terms “other”, “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.4	The schedules form part of this Agreement and shall have effect accordingly.

1.5	The headings in this Agreement do not affect its interpretation or construction.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTED by the parties

Signed by	)
for and	)
on behalf of	)
DELTA CHARGER HOLDCO. B.V.	)

Signed by	)
for and	)
on behalf of	)
MONDELĒZ INTERNATIONAL	)
HOLDINGS LLC	)

Signed by	)
for and	)
on behalf of	)
CHARGER TOP HOLDCO B.V.	)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.